UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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II-VI INCORPORATED

(Name of Registrant as Specified In Its Charter)

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II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on November 7, 2014

TO THE SHAREHOLDERS OF

II-VI INCORPORATED:

The Annual Meeting of Shareholders of II-VI Incorporated will be held at our world headquarters, located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, on Friday, November 7, 2014, at 1:30 p.m. local time to consider and act upon the following matters:

1.	Election of two (2) directors nominated by the Board of Directors, each for a three-year term to expire in 2017;

2.	Non-binding advisory vote to approve the compensation of our named executive officers for fiscal year 2014, as disclosed in this Proxy Statement;

3.	Approval of an amendment and restatement of the II-VI Incorporated 2012 Omnibus Incentive Plan to increase the number of shares available for grant; and

4.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

The shareholders will also be asked to consider such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on September 3, 2014 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments or postponements thereof. A list of these shareholders will be available for inspection at the Annual Meeting of Shareholders.

By Order of the Board of Directors

Robert D. German Secretary

September 19, 2014

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD, AS APPLICABLE, AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY REQUEST ONE TO SUBMIT YOUR VOTE BY MAIL IF PREFERRED.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

PROXY STATEMENT FOR THE ANNUAL MEETING

OF SHAREHOLDERS

To be held on November 7, 2014

This Proxy Statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (“II-VI” or the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders, or any adjournments or postponements thereof (the “Annual Meeting”), which is scheduled to be held on November 7, 2014 at 1:30 p.m. local time at our world headquarters located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Please see the Company’s website at www.ii-vi.com for directions to the Company’s world headquarters for the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to shareholders that hold shares through a broker or other nominee (held in “street name”) via the Internet. Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. If you receive an Important Notice Regarding the Availability of Proxy Materials (the “Notice”), you will not receive a paper copy of these proxy materials, except upon request as described below. All shareholders will have the ability to access our Proxy Statement and Annual Report to Shareholders on the Internet at www.proxyvote.com or to request to receive a printed set of the proxy materials, including a proxy card. Instructions on how to access our proxy materials over the Internet or to request a printed copy of such materials may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Proxy materials are first being distributed or made available to shareholders on or about September 19, 2014.

Shareholders of record as of the close of business on September 3, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 62,252,207 shares of Company common stock, no par value (“Common Stock”) were issued and outstanding, each entitled to one vote per share, and there were 870 holders of record. A quorum of shareholders is necessary to hold a valid meeting. The presence, represented at the Annual Meeting in person or by proxy, of holders of at least 31,126,104 shares of Common Stock, which represents a majority of the shares outstanding on the Record Date, will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes (explained below) will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or in person represented by proxy may adjourn the Annual Meeting to another date.

Each share of Common Stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting shall be voted at the Annual Meeting as specified therein. If no specification is made, then the shares represented by your proxy will be voted FOR each of the director candidates nominated by the Board, FOR approval of the Company’s fiscal year 2014 named executive officer compensation, FOR approval of the amendment and restatement of the Company’s 2012 Omnibus Incentive Plan to increase the number of shares available for grant and FOR the ratification of the appointment of Ernst and Young LLP as independent registered public accounting firm for fiscal year 2015, and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. If you return a proxy with abstentions, your shares will not be voted, but will be included in determining whether a quorum is present.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

How to Vote Your Shares

Voting shares as a shareholder of record

If you hold your shares in your own name as a shareholder of record, you may vote in person at the Annual Meeting or by proxy.

•	To vote in person, attend the Annual Meeting and cast your vote prior to the start of the Annual Meeting.

•	If you will not be attending the Annual Meeting, please follow the instructions provided in the Notice to vote by proxy via the Internet, by mail or by telephone.

Voting shares as a beneficial owner of II-VI shares held in street name

If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee and bring it to the Annual Meeting. If you will not be attending the Annual Meeting, you should receive instructions directly from your broker or other nominee on how to vote your shares. Please promptly provide voting instructions to your broker or other nominee to ensure that your vote is counted. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. See “Matters of Business, Votes Needed and Recommendations of the Board of Directors” of this Proxy Statement.

Revoking a Proxy

If you give a proxy, you may revoke it at any time prior to the Annual Meeting by taking any of the following steps prior to or at the Annual Meeting:

•	providing a written revocation to Robert D. German, the Secretary of the Company, at the above Company address with a later date than any proxy previously provided;

•	submitting a subsequent properly completed proxy bearing a later date than any previous proxy; or

•	by casting a ballot at the Annual Meeting.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Proposal 1 – Election of Directors

Each outstanding share of our Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are two directors nominated for election to Class Three of our Board at the Annual Meeting, Thomas E. Mistler and Joseph J. Corasanti. Carl J. Johnson, a Class Three Director, has elected not to stand for re-election to the Board at the completion of this term. A majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. This means that each nominee must receive more votes “for” than “against” him or her to be elected. The Board of Directors recommends that you vote FOR the election of each of the Board’s nominee for director.

Proposal 2 – Non-Binding Advisory Vote to Approve 2014 Named Executive Officer Compensation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to approve the compensation of our named executive officers for fiscal year 2014. Because this is an advisory vote, it will not be binding on the Company or Board of

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Directors. However, the Compensation Committee will consider the voting results of this advisory and non-binding proposal, among other factors, when making future decisions regarding executive compensation. The Board of Directors recommends that you vote FOR the resolution approving the Company’s fiscal year 2014 named executive officer compensation.

Proposal 3 – Approval of the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to approve the amended and restated version of the II-VI Incorporated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) to increase the number of shares available for grant under the 2012 Omnibus Plan. The Board of Directors recommends that you vote FOR the approval of the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP to audit the Company’s financial statements for 2015 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but, if the appointment of Ernst & Young LLP is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

Abstentions will be counted for purposes of determining whether there is a quorum, and for each matter to be voted on at the Annual Meeting will have the same effect as a vote against the proposal (except election of Directors, for which abstentions have no effect). If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to non-routine matters to be acted upon at the Annual Meeting, including the election of directors, the non-binding advisory vote to approve the 2014 named executive officer compensation and the amendment and restatement of the 2012 Omnibus Plan. These are referred to as “broker non-votes”. Thus, if you do not give your broker or nominee specific voting instructions, your shares will not be voted on these proposals and will not be counted in determining the number of votes necessary for approval. However, shares that brokers and nominees are not otherwise authorized to vote will be counted in determining whether there is a quorum present.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the Board of Directors shall establish the number of directors, which shall be not less than five nor more than eleven members. The By-Laws also provide for a Board of Directors of three classes, each class consisting of as nearly an equal number of directors as practicable, as determined by the Board. At present, the Board of Directors consists of nine members, with three directors in each of Classes One, Two and Three.

The current term of our Class Three Directors expires at the Annual Meeting. Carl J. Johnson, a Class Three Director, has determined not to run for re-election to the Board, so as to assist the Board with its current succession-planning strategy, as discussed elsewhere in this Proxy Statement. Accordingly, two directors are to be elected to Class Three positions, each to hold office for terms of three years or until such time as their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his or her successor is elected and qualified, or until his or her death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

Majority Voting Standard for Election of Directors

Pursuant to the Company’s By-Laws, each of the incumbent director nominees (Messrs. Mistler and Corasanti) has submitted an irrevocable conditional resignation to become effective in the event the nominee receives a greater number of votes “AGAINST” than votes “FOR” such person’s election. If this occurs, such incumbent director will continue as a director of the Company for a term ending in 2017 but the Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation previously tendered by such director or if other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation, as well as the underlying rationale, within 90 days from the date of the certification of the election results.

The persons named as proxies for this Annual Meeting were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting as follows: FOR the election of Thomas E. Mistler, who has served as a director of the Company since 1977, and FOR the election of Joseph J. Corasanti, who has served as a director of the Company since 2002. The Board of Directors knows of no reason why each nominee for director would be unable or unwilling to serve as director if elected. However, if at the time of the Annual Meeting either of the named nominees is unable or unwilling to serve as a director, the persons named as proxies intend to vote for any such substitute nominee proposed by the Board of Directors.

Information Regarding the Company’s Board of Directors

The professional and personal backgrounds, experience, qualifications, attributes and skills of each of the director nominees, which are described below, reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Name	Class	Expiration of Term	Age	Director Since	Position(s) With II-VI	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Subsidiary Oversight Committee
Non-Employee Directors:
Thomas E. Mistler	Three	2014	72	1977	Lead Independent Director; Director	Member		Chair	Member
Joseph J. Corasanti	Three	2014	50	2002	Director	Member	Chair	Member
Marc Y.E. Pelaez	One	2015	68	2002	Director		Member		Chair
Howard H. Xia	One	2015	53	2011	Director			Member	Member
Peter W. Sognefest	Two	2016	73	1979	Director		Vice Chair		Member
Wendy F. DiCicco	Two	2016	47	2006	Director	Chair	Member	Member

Employee Directors:
Francis J. Kramer	Two	2016	65	1989	President and Chief Executive Officer; Director
Vincent D. Mattera, Jr (1)	One	2015	58	2012	Chief Operating Officer; Director

(1)	Dr. Mattera previously served as a non-employee director from 2000 through 2002.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF CLASS THREE DIRECTORS

(PROPOSAL 1)

Nominees for Class Three Director Whose Terms Will Expire in 2017

Thomas E. Mistler. Mr. Mistler was an operating partner for Buckingham Capital Partners, a private investment firm, from 2003 through 2009. Mr. Mistler was President, Chief Executive Officer and a director of ESCO Holding Corp. and Engineered Arresting Systems Corporation, a manufacturer of aircraft and vehicle arresting systems, from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation (“Westinghouse”), where he was employed from 1965 to 1998. Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse including serving as President of Westinghouse Saudi Arabia Limited from 1981 to 1984. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler possesses executive management, operational and corporate governance experience in multiple markets which contribute greatly to our Board. In addition, his engineering background and the international business experience that he has developed throughout his career make him a valuable member of our Board of Directors.

Joseph J. Corasanti. From 2006 to July 2014 Mr. Corasanti served as President and Chief Executive Officer of CONMED Corporation (“CONMED”), a publicly traded medical technology company (NASDAQ: CNMD). From 1999 to 2006, he served as President and Chief Operating Officer of CONMED. From 1998 to 1999, he was Executive Vice President/General Manager of CONMED. Prior to that, he served as General Counsel and Vice President-Legal Affairs for CONMED from 1993 to 1998. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He served as a director of CONMED from 1994 to 2014. Mr. Corasanti’s past executive position and his prior public company board experience have provided him with leadership skills and experience in a variety of matters which he contributes to the Company’s Board. His experience and skill set, including his legal background and acquisition experience, make him a valuable member of our Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS

A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS THREE DIRECTOR.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

CONTINUING DIRECTORS

Existing Class One Directors Whose Terms Expire in 2015

Marc Y.E. Pelaez. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez is currently a private consultant to defense and commercial companies. He was Vice President of Engineering and later Vice President of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy (Research, Development, and Acquisition) from 1990 to 1993. From 1968 to 1990, he held numerous positions, including command assignments in the United States Navy. He is a graduate of the United States Naval Academy. Rear Admiral Pelaez has a broad background and understanding of technology and technology development, a seasoned knowledge of military procurement practices, and management leadership and consulting skills developed throughout his military and civilian careers. All of these factors make him a valuable member of our Board of Directors.

Howard H. Xia. Dr. Xia has served as General Manager of Vodafone China Limited, a wholly-owned company of Vodafone Group Plc, a publicly traded telecommunication company (NASDAQ: VOD), since 2001. From 1994 to 2001, he served as a Director-Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994 and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. in Physics from South China Normal University, an M.S. in Physics and Electrical Engineering and a Ph.D. in Electrophysics from Polytechnic Institute of New York University. Dr. Xia’s extensive knowledge of and experience in the telecommunications industry, his knowledge of international business including that with China, and strong leadership skills make him a valuable member of our Board of Directors. In particular, his experience and knowledge of telecommunications in Asia contributes to the Board’s breadth of knowledge in this area.

Vincent D. Mattera, Jr. Dr. Mattera has been employed by the Company since 2004, and has been its Chief Operating Officer since 2013. Previously, Dr. Mattera served as Executive Vice President from 2010 to 2012 and as a Vice President from 2004 to 2009. Dr. Mattera served in various executive roles in product development and manufacturing at Agere Systems from 2001 to 2003 and from Lucent Technologies from 1996 to 2001. From 1984 to 1995, he held management positions with AT&T Bell Laboratories. Dr. Mattera previously served as a non-employee director of the Company from 2000 through 2002. Dr. Mattera holds a B.S. and Ph.D. degrees in Chemistry from the University of Rhode Island and Brown University, respectively. Dr. Mattera’s educational background, his extensive industry experience and his history with the Company makes him a valuable member of our Board of Directors.

Existing Class Two Directors Whose Terms Expire in 2016

Peter W. Sognefest. Mr. Sognefest is President, Chief Executive Officer and Chairman of Seamoc, Inc., a private consulting firm. From 2002 to 2003, Mr. Sognefest was Vice-Chairman of Xymox Technologies, Inc. (“Xymox”), a manufacturer of membrane switches. From 1996 to 2002, he was President and Chief Executive Officer of Xymox. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. From 1984 to 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc., which he founded in 1984. Mr. Sognefest was Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. (“Motorola”) from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. Mr. Sognefest brings to our Board leadership skills developed through his extensive executive

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

management experience. In particular, his experience and knowledge of manufacturing in Asia contributes to the Board’s breadth of knowledge in this area.

Francis J. Kramer. Mr. Kramer has been employed by the Company since 1983, has been its President since 1985, and has been its Chief Executive Officer since 2007. Previously, Mr. Kramer served as the Company’s Chief Operating Officer from 1985 to 2007. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with a M.S. degree in Industrial Administration. Mr. Kramer has served as director of Barnes Group Inc., a publicly traded aerospace and industrial manufacturing company (NYSE: B), since 2012. Mr. Kramer provides the Board with insight into the Company’s business operations, opportunities and challenges. In addition, Mr. Kramer’s history with the Company, laser industry experience and business background support his leadership skills and contributions to the Board.

Wendy F. DiCicco. Ms. DiCicco has served as Vice President, Chief Financial Officer and Treasurer of Nuron Biotech, Inc., a privately held biotech company, since 2012. From 2010 to 2011, Ms. DiCicco served as Chief Financial Officer of Quench USA, a privately held company providing purified water. From 2008 to 2009, Ms. DiCicco served as Chief Financial Officer of Globus Medical, Inc., a medical technology company specializing in orthopedics. From 1998 to 2008, Ms. DiCicco served as Chief Financial Officer of Kensey Nash Corporation, a publicly-traded medical technology company specializing in cardiology and orthopedics. From 1996 to 1998, she was Controller of Kensey Nash Corporation. She was an Accounting and Audit Manager with Deloitte LLP from 1994 to 1996. From 1990 to 1994, she held positions of Staff Accountant and Senior Accountant with Deloitte & Touche. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and the CFO Alliance. Ms. DiCicco is a National Association of Corporate Directors (NACD) Governance Fellow and a member of Women Corporate Directors. Ms. DiCicco adds financial reporting and management skills as a result of her career, including her experience with a large public accounting firm and as the CFO of both public and private companies. She further enhances the Board’s knowledge base with respect to accounting, financial and other matters which makes her a valuable member of our Board of Directors.

Our Class Three director not standing for re-election at this Annual Meeting is:

Carl J. Johnson. Dr. Johnson was a co-founder of the Company in 1971. He retired as an employee in May 2010. Dr. Johnson serves as Chairman of our Board through the time of this Annual Meeting. He served as President of the Company from 1971 until 1985, as Chief Executive Officer from 1985 until 2007, and in the executive position of Chairman from 2007 to 2010. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. His scientific knowledge along with his technological vision and operational know-how has provided strategic direction to the Company and the Board of Directors. The Board thanks Dr. Johnson for his services on the Board.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held seven (7) meetings during fiscal year 2014, with certain meetings occurring over a two-day period. Each director attended 100% of the meetings of the Board of Directors as well as any meetings of Board committees of which he or she was a member during the period for which such person served as a director and committee member. The Board of Directors and committees of the Board have the authority to hire independent advisors to help fulfill their respective duties.

The Board of Directors has four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Subsidiary Oversight.

Audit Committee

The Board has an Audit Committee comprised solely of independent directors. The Audit Committee’s duties, which are set forth in a written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), include overseeing the Company’s discharge of its financial reporting obligations and relationship with its independent public accounting firm, monitoring performance of the Company’s business plan, reviewing the Company’s internal accounting methods and procedures and reviewing certain financial strategies. The Audit Committee has the authority to hire independent advisors to help it fulfill its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Board of Directors has determined that Wendy F. DiCicco qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and that she has the requisite level of financial sophistication required by the listing standards of NASDAQ. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of NASDAQ. The Audit Committee held four (4) meetings during fiscal year 2014.

Compensation Committee

The Board has a Compensation Committee comprised solely of independent directors as defined under the applicable listing standards of NASDAQ. The Compensation Committee is responsible for determining, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), the compensation of the Company’s directors and executive officers. The Compensation Committee’s duties also include administering and interpreting the Company’s 2012 Omnibus Plan, the II-VI Incorporated Deferred Compensation Plan and certain bonus plans covering executive officers and other employees, as described in the Executive Compensation section of this Proxy Statement. The Compensation Committee selects from eligible employees those persons to whom awards will be granted and, in accordance with the terms of the applicable plan, determines the types of awards to be granted, the number of shares to be included in any stock-based award, any restrictions on the exercise or vesting of shares subject to a stock-based award, or any portion thereof, and the strike price, in the case of stock option awards. In addition, the Compensation Committee is authorized, subject to limited exceptions, to make any amendments or modifications to the 2012 Omnibus Plan, to suspend the operation of the 2012 Omnibus Plan, and to make all other determinations necessary to the administration of the 2012 Omnibus Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Compensation Committee has the authority to hire independent advisors to help it fulfill its duties. The Compensation Committee held six (6) meetings during fiscal year 2014.

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For a description of the Compensation Committee’s processes and procedures in connection with its consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “Director Compensation” sections of this Proxy Statement.

Corporate Governance and Nominating Committee

The Board has a Corporate Governance and Nominating Committee comprised solely of independent directors as defined under the applicable listing standards of NASDAQ. The Corporate Governance and Nominating Committee, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors. The Corporate Governance and Nominating Committee has the authority to hire independent advisors to help it fulfill its duties. For additional information regarding the skills and qualifications our Corporate Governance and Nominating Committee considers with respect to potential director nominees, see “Nomination of Candidates for Director” section of this Proxy Statement. The Corporate Governance and Nominating Committee held four (4) meetings during fiscal 2014.

Subsidiary Oversight Committee

The Board has a Subsidiary Oversight Committee comprised of independent and non-employee directors. The Subsidiary Oversight Committee, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), oversees the activities of the Company’s operating subsidiaries, as directed from time to time by the Board of Directors. Members of the Subsidiary Oversight Committee are requested to attend selected quarterly meetings of the Company’s operating subsidiaries and report back to the Board on material developments and risks. The Subsidiary Oversight Committee focuses on risks related to operations, markets, customers and technology. The Subsidiary Oversight Committee has the authority to hire independent advisors to help fulfill its duties. The Subsidiary Oversight Committee held four (4) meetings during fiscal year 2014.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

NASDAQ listing standards provide that a majority of the Company’s Board of Directors must be comprised of independent directors (as defined therein). Our Corporate Governance Guidelines further provide that, in accordance with II-VI’s long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors (as defined by NASDAQ listing standards). The Board of Directors has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NASDAQ listing standards, other than Mr. Kramer and Dr. Mattera, who have material relationships with the Company as a result of their current employment with the Company. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

Nomination of Candidates for Director

The Company will consider director candidates from several sources including existing directors, members of the Company’s management team, shareholders, and third-party search firms.

The Company’s By-Laws describe the procedures by which a shareholder may recommend candidates for election to the Board of Directors. In general, such nominations can only be made by a shareholder in good standing, must be in writing and must be received by our Chairman of the Board of Directors no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, before the anniversary date of the mailing date of the Company’s proxy statement in connection with the previous year’s annual meeting. In addition, the nominations must include certain information regarding the nominating shareholder and the nominee for director, including, without limitation, their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder and information concerning the proposing shareholder and/or such nominee that would be required for inclusion in a proxy statement filed with the SEC. In addition, to be eligible for election as a director of the Company, the nominee must deliver (in accordance with the time periods prescribed for delivery of the notice described above) a written questionnaire with respect to the background and qualifications of such person and the written representation and agreement described in the Company’s By-Laws (in a form to be provided by the Secretary upon written request).

The Corporate Governance and Nominating Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those factors set forth in the Company’s Corporate Governance and Nominating Committee Charter. In general, candidates nominated for election to the Board of Directors should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise that is useful to the Company, particularly in financial, commercial, technical or scientific disciplines and/or industries, and complementary to the experience of our other directors;

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

•	Commitment to serve on the Board of Directors over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

Potential candidates are initially screened and interviewed by the Corporate Governance and Nominating Committee. Although the Board of Directors does not have a formal diversity policy, the Corporate Governance and Nominating Committee’s practice is to review the skills and attributes of individual Board members and candidates for the Board within the context of the current make-up of the full Board, to ensure that the Board of Directors as a whole is composed of individuals who, when combined, provide a diverse portfolio of experience, knowledge, talents and perspectives that will serve the Company’s governance and strategic needs. Candidates are also evaluated as to their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields as well as a global business perspective and commitment to corporate citizenship.

All members of the Board of Directors may interview the final candidates. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Size of the Board

As provided in the Company’s By-Laws, the Board of Directors is comprised of no less than five and no more than eleven members. The exact number of directors is determined by the Board based on its current composition and requirements.

Board Structure and Lead Independent Director

Our Board’s significant involvement with the Company over a number of years has allowed it to separate the roles of Chairman and Chief Executive Officer (CEO), with the Chairman of the Board providing corporate governance oversight, and our CEO focusing on the strategic direction of the Company and its daily leadership and performance. Mr. Kramer serves as our CEO and Dr. Johnson serves as Chairman of the Board. As a result of Dr. Johnson’s decision not to stand for re-election, the elected and existing Board members will elect a new Chairman following the Annual Meeting. During the execution of the Board’s ongoing succession planning process, the Board may conclude that the roles of Chairman and CEO should be combined in order to provide continued decisive leadership and seamless operation of the Board and of the Company. Regardless of whether the roles of Chairman and CEO are held by one or two persons, the Company intends to retain the position of Lead Independent Director, which is currently held by Mr. Mistler.

In general, the primary responsibilities of the Lead Independent Director include:

•	Chairing executive sessions of the independent directors conducted at each Board meeting;

•	Chairing meetings of the Board of Directors in the Chairman’s absence; and

•	Carrying out other duties as requested by the Corporate Governance and Nominating Committee and the Board of Directors.

Board’s Role in the Oversight of Risk Management

The Audit Committee of the Board of Directors has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic review of risk assessment and activities being undertaken by management throughout the year, in addition to its other duties. In

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

this role, the Audit Committee receives reports from Company management, internal audit, and other advisors, and strives to generate serious and thoughtful attention to the Company’s risk management processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks. Although the Audit Committee leads these efforts, risk management is periodically reviewed with the full Board and feedback is sought from each director as to the most significant risks that the Company faces. This is principally accomplished through Audit Committee reports to the Board and discussions with management.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands the importance of risk management and to incorporate it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Communication with Directors

Shareholders wishing to communicate with the Company’s Board of Directors may do so by sending a written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practical except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chairperson of the applicable Board committee whose function is most closely related to the subject matter of the communication.

Director Mandatory Retirement and Succession Planning

The Board of Directors has a retirement policy for directors, which is set forth in the Company’s Corporate Governance Guidelines. Under this policy, directors must retire from the Board of Directors upon reaching the age of 75. Although there are no directors who reach the mandatory retirement age this year, Carl J. Johnson, Thomas E. Mistler and Peter W. Sognefest would all reach the mandatory retirement age of 75 within the next three years. Dr. Johnson’s decision to not stand for re-election at the completion of his current term resulted from the Board’s current succession planning process, and a desire to utilize the most seamless process for the Board and the Company to proactively address multiple future retirements on the Board.

Dr. Johnson founded the Company in 1971, developing Cadmium Telluride II-VI compound semiconductor material which became the material of choice for the then-emerging CO2 laser field. This foundation in material science became the keystone on which II-VI developed its other products, including Zinc Selenide and Zinc Sulfide, to become the global company we are today. Messrs. Mistler and Sognefest have served the Board for over 35 years. The Nominating and Governance Committee expects to evaluate new director candidates pursuant to the criteria described in the “Nomination of Candidates for Director” section of this Proxy Statement. The application of our retirement policy and the Board’s succession planning strategies over the next three years will significantly reduce the average tenure of our directors.

Share Ownership Requirements

Directors are subject to stock ownership guidelines, which required each director to have minimum share ownership of 4,000 shares of Company Common Stock. A director who does not comply with this requirement will not be permitted to stand for re-election. As of the date of this Proxy Statement, all directors meet or exceed

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

this requirement. In August 2014, the Board revised its existing guidelines to increase the minimum share ownership amount to no less than $150,000, representing the approximately three (3) times the annual board member cash retainer. A board member will have three years from (i) the date of enactment of this new ownership requirement for current directors or (ii) the date a new member joins the Board, to be compliant with this ownership requirement.

Standing Board Limits

Board members are limited to serving on a maximum of three public company boards (excluding the Company). All directors currently comply with this requirement.

Change in Director Occupation

Pursuant to a policy adopted by the Board of Directors, which is set forth in our Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director should tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will then recommend to the Board any action to be taken with respect to the proposed resignation.

Executive Sessions of Non-Employee Directors

Executive sessions of non-employee directors, consisting of all directors other than Francis J. Kramer and Vincent D. Mattera Jr., are held at each regularly scheduled meeting of the Board of Directors. The Lead Independent Director presides over these meetings.

Director Attendance at Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting. All incumbent directors attended last year’s annual meeting.

Code of Business Conduct and Ethics

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. These documents are available under the “Investors” tab on the Company’s website at www.ii-vi.com. The Company will promptly disclose on its website (i) any substantive amendments or waivers with respect to a director’s or executive officer’s compliance with the Code of Conduct and (ii) any substantive amendments or waivers with respect to any provision of the Code of Ethics for Senior Financial Officers. Employees are required and encouraged to report suspected violations of our Code of Conduct, on an anonymous basis. Anonymous reports are forwarded for review by the Audit Committee.

Review and Approval of Related Person Transactions

The Company does not maintain a separate policy regarding the review, approval or ratification of transactions with related persons; instead, the policies and procedures for handling related person transactions are set forth in the Company’s Code of Conduct.

The Company’s Code of Conduct requires that all of the Company’s directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Company’s Code of Conduct

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

provides that each of the Company’s directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company. Waivers under the Code of Conduct for any of the Company’s executive officers or directors shall be granted only by the Board of Directors or a properly designated committee of the Board. It is expected that only those matters that are in the best interests of the Company would be approved or waived under our Code of Conduct.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION IN FISCAL YEAR 2014

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their overall responsibilities as well as the skill-level required for members of the Company’s Board of Directors.

The compensation program for our non-employee directors is reviewed periodically by our Compensation Committee to ensure the program remains competitive. As part of the Compensation Committee’s review, the types and levels of compensation offered to our non-employee directors are compared to those offered by a select group of comparable companies. The companies comprising this group are the same comparator group utilized for the Company’s named executive officers (the “Comparator Group”) listed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee strives to set director compensation at levels that are competitive with our Comparator Group. For 2014, the Compensation Committee eliminated meeting fees (except for meetings of the Subsidiary Oversight Committee) and correspondingly raised directors’ annual retainer. Currently, the overall compensation level of the Company’s directors ranges within the third quartile of compensation provided by the Comparator Group.

The components of our non-employee director compensation program for fiscal 2014 are disclosed below. During fiscal 2014, the Board of Directors moved from an activity-based compensation program to a role-based compensation program, with the exception of activities of the Subsidiary Oversight Committee. As there is not a set number of local subsidiary meetings for which a director is required to attend, attendance at these meetings is compensated on a per-meeting basis. Further, the Compensation Committee has determined that the components comprising our director compensation program will remain the same in fiscal 2015.

DIRECTOR COMPENSATION FEE STRUCTURE FOR FISCAL YEAR 2014

	Annual Retainer
Compensation Item	Member	Chair	Meeting Fee
Full Board Membership	$50,000	$30,000	$—
Lead Independent Director	8,000	—	—
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Governance & Nominating Committee	5,000	10,000
Subsidiary Oversight Committee	—	5,000	1,500	(1)

(1)	Not paid for regular meeting of the committee. Payment is only made for attendance at subsidiary meetings.

Non-Employee Director Equity Program

Annual equity awards are typically granted to each eligible non-employee director. In August 2013, each non-employee director received a stock option grant to acquire 8,270 shares of Common Stock at an exercise price of $19.37 per share, the fair market value of our stock on the date of grant, with a total fair value of $80,095 (using a Black-Scholes valuation). Options received by non-employee directors have the same terms as those granted to our employees, with vesting occurring 20% per year over a five-year period and a ten-year term. In addition, each non-employee director received a restricted stock award grant of 4,135 shares of Common Stock at a price of $19.37 per share, with a total fair value of $80,095. The restricted stock awards have the same terms as those granted to our employees, with three-year cliff vesting.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

The table below summarizes the compensation paid by the Company to our non-employee directors for fiscal year 2014. Francis J. Kramer, our President and Chief Executive Officer, and Vincent D. Mattera, Jr., our Chief Operating Officer, are members of the Board of Directors, but did not receive any additional compensation in connection with their service on our Board of Directors during fiscal year 2014. Compensation for Mr. Kramer and Dr. Mattera, as Named Executive Officers of the Company, is reported in the Summary Compensation Table and the other tables set forth herein.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2014

Non-Employee Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Joseph J. Corasanti	$88,500	$80,095	$80,095	$248,690
Wendy F. DiCicco	91,000	80,095	80,095	251,190
Carl J. Johnson	119,000	80,095	80,095	279,190
Thomas E. Mistler	104,000	80,095	80,095	264,190
Marc Y.E. Pelaez	115,500	80,095	80,095	275,690
Peter W. Sognefest	102,500	80,095	80,095	262,690
Howard H. Xia	73,000	80,095	80,095	233,190

Average director compensation received was $259,261 in fiscal 2014. Average director compensation received excluding local subsidiary meetings was $238,690 in fiscal 2014.

(1)	Represents the aggregate grant date fair value of restricted stock issued to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures). The grant date fair value of restricted stock was computed based upon the closing price of the Company’s Common Stock on the date of grant, which was $19.37.

(2)	Represents the aggregate grant date fair value of option awards issued by the Company to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value, if any that a director may realize upon exercise of stock options will depend on the excess of the stock option price over the strike value on the date of exercise. As such, there is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. Refer to Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on August 28, 2014 for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

The following table sets forth the aggregate number of shares of restricted stock and shares underlying stock options held by each of our non-employee directors as of June 30, 2014:

Non-Employee Director	Restricted Stock (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)
Joseph J. Corasanti	13,095	112,570	85,240
Wendy F. DiCicco	13,095	107,610	80,280
Carl J. Johnson	13,095	34,090	10,184
Thomas E. Mistler	13,095	154,010	126,680
Marc Y.E. Pelaez	13,095	154,010	126,680
Peter W. Sognefest	13,095	50,114	22,784
Howard H. Xia	13,095	26,190	5,444

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Shareholders

The following table sets forth certain information as of June 30, 2014 with respect to the ownership by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of II-VI Common Stock. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table. Ownership information is as reported by the shareholder in their respective filings with the SEC.

Name and Address	Number of Shares of Common Stock (1)	Percent of Common Stock (1)
BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC (2)	4,834,648	7.9%
2200 ROSS AVENUE, 31ST FLOOR
DALLAS, TX 75201-2761
BLACKROCK, INC. (3)	4,800,186	7.8%
40 EAST 52ND STREET
NEW YORK NY 10022
THE VANGUARD GROUP (4)	3,616,069	5.9%
100 VANGUARD BLVD
MALVERN, PA 19355
COLUMBIA WANGER ASSET MANAGEMENT, LLC (5)	2,339,000	3.8%
227 WEST MONROE STREET, SUITE 3000
CHICAGO, IL 60606

(1)	As of June 30, 2014.

(2)	Based on Form 13F filed with the SEC on August 12, 2014. As reported on a Schedule 13G filed with the SEC on February 12, 2014, Barrow, Hanley, Mewhinney & Strauss, LLC, a registered investment advisor, reported sole voting power over 2,585,985 shares and shared voting power of 2,395,100 shares and sole dispositive power over 4,981,085 shares of Common Stock. As reported in the Schedule 13G, such shares are owned by various investment companies, trusts and accounts to which Barrow, Hanley, Mewhinney & Strauss, LLC provides investment advice.

(3)	Based on Form 13F filed with the SEC on August 6, 2014 by BlackRock Inc., BlackRock Advisors LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. As reported on a Schedule 13G/A filed with the SEC on January 29, 2014, BlackRock, Inc. reported sole voting power over 4,995,362 and sole dispositive power over 5,166,801 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc. are owned by various investment companies affiliated with BlackRock, Inc.

(4)	Based on Form 13F filed with the SEC on August 11, 2014. As reported on a Schedule 13G/A filed with the SEC on February 11, 2014, The Vanguard Group, Inc. reported sole voting power over 85,094 shares, sole dispositive power over 3,404,899 shares and shared dispositive power over 80,394 shares of Common Stock. As reported in the Schedule 13G/A, such shares are owned by various investment companies, trusts and accounts to which The Vanguard Group provides investment advice.

(5)	Based on Form 13F filed with the SEC on August 12, 2014. As reported on a Schedule 13G/A filed with the SEC on February 6, 2014, Columbia Wanger Asset Management LLC reported sole voting power over 5,083,000 and sole dispositive power over 5,557,000 shares of Common Stock. As reported in the Schedule 13G/A, such shares are owned by various investment companies, trusts and accounts to which Columbia Wanger Asset Management LLC provides investment advice.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Stock Beneficially Owned by Directors and Officers

The following table shows the number of shares of II-VI Common Stock beneficially owned as of August 31, 2014, including shares that could have been acquired within 60 days of that date through the exercise of stock options, by our current directors, the current executive officers listed in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned.

	Beneficial Ownership of Common Stock
	Shares	Percent
CARL J. JOHNSON (1) (2) (3)	6,022,324	9.7%
JOSEPH J. CORASANTI (2) (3)	125,047	*
WENDY F. DICICCO (2) (3)	117,287	*
FRANCIS J. KRAMER (2) (3) (4)	1,163,669	1.9%
VINCENT D. MATTERA, JR. (2) (3)	344,079	*
THOMAS E. MISTLER (2) (3) (5)	1,790,755	2.9%
MARC Y.E. PELAEZ (2) (3)	159,737	*
PETER W. SOGNEFEST (2) (3) (6)	59,753	*
HOWARD H. XIA (2) (3) (7)	37,497	*
JAMES MARTINELLI (2)(3)(8)	229,260	*
MARY JANE RAYMOND (3)	15,000	*
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (ELEVEN PERSONS) (9)	10,064,408	15.8%

*	Less than 1%

(1)	Includes 355,088 shares of Common Stock directly held by Dr. Johnson (over which he has sole voting and investment power); 1,454,128 shares held by Dr. Johnson’s wife (as to which Dr. Johnson disclaims beneficial ownership); 796,905 shares held in a charitable trust over which Dr. Johnson has shared voting and investment power; 956,891 held in a non-profit foundation over which Dr. Johnson has shared voting and investment power; and 2,428,145 shares held by a family limited partnership (as to which Dr. Johnson disclaims beneficial ownership) in which Dr. Johnson has shared voting and investment power as a result of his position as sole limited partner and majority general partner.

(2)	Includes the following share amounts subject to stock options that are exercisable within 60 days of August 31, 2014: 17,002 shares held by Dr. Johnson, 95,482 shares held by Mr. Corasanti, 90,522 shares held by Ms. DiCicco, 442,646 shares held by Mr. Kramer, 194,972 shares held by Dr. Mattera, 136,922 shares held by Mr. Mistler, 136,922 shares held by Rear Admiral Pelaez, 33,026 shares held by Mr. Sognefest, 10,682 shares held by Dr. Xia, and 113,362 shares held by Mr. Martinelli.

(3)	Includes 14,165 shares of restricted stock held by each of Dr. Johnson, Mr. Corasanti, Ms. DiCicco, Mr. Mistler, Rear Admiral Pelaez, Mr. Sognefest and Dr. Xia, 51,880 shares of restricted stock held by Mr. Kramer, 26,230 shares of restricted stock held by Dr. Mattera, 13,570 shares of restricted stock held by Mr. Martinelli and 15,000 shares of restricted stock held by Ms. Raymond.

(4)	Includes 285,401 shares held in a Spousal Limited Access Trust as to which Mr. Kramer disclaims beneficial ownership.

(5)	Includes 361,296 shares held in trust and 1,269,772 shares held in limited partnerships for which Mr. Mistler serves as a general partner.

(6)	Includes 320 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership.

(7)	Includes 4,000 shares held in a trust.

(8)	Includes 11,200 shares over which Mr. Martinelli has shared voting and investment power.

(9)	Includes a total of 1,271,538 shares subject to stock options exercisable within 60 days of August 31, 2014 and a total of 205,835 shares of restricted stock held by executive officers and directors as a group.

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EXECUTIVE OFFICERS

Set forth below is certain information concerning each of our Named Executive Officers (“NEOs”) as of June 30, 2014.

Name	Age	Position
Francis J. Kramer	65	President and Chief Executive Officer; Director
Vincent D. Mattera, Jr.	58	Chief Operating Officer; Director
Mary Jane Raymond	54	Chief Financial Officer and Treasurer
James Martinelli	55	Vice President, Military & Materials Businesses

FRANCIS J. KRAMER. For biographical information concerning Mr. Kramer, see the “CONTINUING DIRECTORS” section of this Proxy Statement.

VINCENT D. MATTERA, JR. For biographical information concerning Dr. Mattera, see the “CONTINUING DIRECTORS” section of this Proxy Statement.

MARY JANE RAYMOND has been Chief Financial Officer and Treasurer of the Company since March 2014. Previously, Ms. Raymond was Executive Vice President and Chief Financial Officer of Hudson Global, Inc. (NASDAQ: HSON) from 2005 to 2013. Ms. Raymond was the Chief Risk Officer and Vice President and Corporate Controller at Dun and Bradstreet, Inc. from 2002 to 2005. Additionally, she was the Vice President, Merger Integration at Lucent Technologies, Inc. from 1997 to 2002 and held several management positions at Cummins Engine Company from 1988 to 1997. Ms. Raymond holds a BA degree in Public Management from St. Joseph’s University, and an MBA from Stanford University.

JAMES MARTINELLI has been employed by the Company since 1986 and has been Vice President, Military & Materials Businesses since 2003. Previously, Mr. Martinelli served as General Manager of Laser Power Corporation from 2000 to 2003. Mr. Martinelli joined the Company as Accounting Manager in 1986, was named Corporate Controller in 1990 and named Chief Financial Officer and Treasurer in 1994. Prior to his employment with the Company, Mr. Martinelli served as Accounting Manager at Tippins Incorporated and Pennsylvania Engineering Corporation from 1980 to 1985. Mr. Martinelli graduated from Indiana University of Pennsylvania with a B.S. degree in Accounting.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2014 COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis is presented in the following sections:

1.	Fiscal Year 2014 Compensation Philosophy and Objectives

2.	Pay Mix- Variable vs. Fixed Compensation in Fiscal Year 2014

3.	Pay-for-Performance for Fiscal 2014

4.	Process for Setting Compensation for Fiscal Year 2014

5.	Components of Executive Compensation for Fiscal Year 2014

FISCAL YEAR 2014 COMPENSATION PHILOSOPHY AND OBJECTIVES

World class organizations set challenging objectives, and require talented and committed people to achieve them. The Company’s executive compensation program is designed to align our executives’ compensation with the results we achieve while also providing competitive remuneration that enable us to attract, retain, motivate and reward high-quality executive talent. The Company’s executive compensation philosophy is based on a fundamental philosophy of pay-for-performance, with a substantial portion of pay being “at-risk,” in that certain non-equity incentives and equity-based compensation is not guaranteed, but rather must be earned through achievement of Company and individual performance. The Company considers revenue growth, return on sales, earnings growth, operating profit and cash flow from operations to be essential to total shareholder return.

We aligned our 2014 executive compensation program with the primary objectives of our compensation philosophy, which are to:

•	Attract, retain and motivate a high caliber of executive talent;

•	Ensure that a significant portion of total direct target compensation is variable, based on Company and individual performance;

•	Encourage long-term focus, while recognizing the importance of short-term performance with goals that are challenging yet attainable;

•	Align executive and shareholder interests by requiring Named Executive Officers (“NEOs”) to meet minimum stock ownership guidelines and prohibiting them from hedging or further pledging our stock

•

Discourage excessive risk taking by structuring our pay to consist of a blend of both fixed and variable elements, using an appropriate mix of short and long-term Company performance metrics, and setting maximum total payouts;

•	Maximize Company performance to enhance total shareholder return;

•

Provide externally competitive and internally equitable compensation that rewards identifiable and measurable accomplishments and delivers significant rewards for exceptional performance without creating incentive for the assumption of unnecessary or excessive risk or emphasizing short-term returns over the creation of long-term value; and

•

Provide incentive for innovation, productivity, quality management, responsiveness to customer needs, talent management, environmental, health and safety performance, and an action-oriented approach to opportunities in the marketplace.

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The Company’s compensation programs are designed to clearly communicate the Company’s desired results and to promote decisions and actions by management that produces those results. The Company’s compensation program and philosophy is characterized by the following qualities:

•

Variability (performance-based) – a significant portion of total compensation is based on Company performance. Salaries are to be generally maintained at competitive levels, with opportunities for upward adjustments in total compensation to be provided through performance-based cash incentive compensation and long-term equity incentive awards;

•	Clarity – all relevant performance objectives are clearly established and articulated;

•	Communicability – NEOs are made aware of and fully comprehend their earnings potential for a given year and what actions and results are necessary to achieve that potential;

•

Strategic Focus – compensation programs are designed with a balance of cash and equity to successfully attract, retain, and motivate employees, with the appropriate performance requirements to achieve the Company’s goals; and

•

Risk Management – compensation programs should provide appropriate rewards for prudent risk taking, but must not create incentive for the assumption of unnecessary and/or excessive risks that would threaten the Company’s reputation or sustainability.

The Company’s executive compensation philosophy targets base salaries at the market median of our Comparator Group and targets total direct compensation from annual cash incentive awards and long-term equity-based awards at a level consistent with our actual performance within our Comparator Group.

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PAY MIX – VARIABLE VS. FIXED COMPENSATION IN FISCAL YEAR 2014

Our executive compensation consists of a mix of fixed and variable components. Total direct target compensation includes base salary, non-equity incentive awards granted under our Bonus Incentive Plan (“BIP”) and Goal/Results Incentive Plan (“GRIP”), and stock awards in the form of non-qualified stock options (“NQSOs”), restricted stock awards (“RSAs”) and performance stock awards (“PSAs”). A significant portion of our NEOs’ compensation, ranging from 65% to 84% of total direct target compensation in 2014, is in the form of variable compensation. We believe that the long tenure of our NEOs and their demonstrated commitment to the long-term performance of the Company reflects the effectiveness of our compensation strategy. The following chart illustrates the fixed and variable elements of our target compensation for our NEOs.

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Actual NEO compensation for 2014 included the following elements:

Element	Description	2014 Pay Action
Base Salary	Provides reasonable and market-competitive fixed pay reflective of an NEO’s role, responsibilities and individual performance.	Increased NEO salaries based on individual performance and evaluation against our comparator group. Increases ranged from 2.0% to 5.5%.
BIP Non-Equity Incentive	All corporate employees of the Company who have been employed for at least one year are eligible to participate in the BIP. Under the BIP, each eligible NEO may receive a cash bonus allocated from a percentage of the Company’s operating profit, as pre-determined by the Compensation Committee.	Continued the use of this corporate bonus incentive plan awarded to II-VI corporate employees. The Company targets 16.7% of qualified base salary for the II-VI corporate BIP for achieving budgeted financial results. During fiscal year 2014, actual payout to our NEOs was 11.5% under the BIP Plan.
GRIP Non-Equity Incentive	The GRIP provides a mechanism for providing compensation to the NEOs based on the Company’s consolidated or business unit performance, as well as individual performance. The targeted amounts to be paid to the NEOs under this plan provide the most significant non-equity incentive compensation opportunity.	Continued our use of the GRIP for all executive officers during fiscal year 2014, which allows for payment of compensation to NEOs based on the Company’s pre-established, consolidated or business unit performance, as well as individual performance.
Equity-Based Awards	These awards, some of which are performance-based, incent NEOs to focus on long-term growth and financial success, ensure balance between short- and long-term performance focus, and align executive and shareholder interests.	Continued our practice of awarding our NEOs a mix of NQSOs, RSAs and PSAs with an overall objective to provide performance-based incentives aligned with shareholder interests and long-term Company strategy. NEO target equity compensation for 2014 consisted of 40% NQSOs, 30% RSAs and 30% PSAs.

PAY FOR PERFORMANCE FOR FISCAL YEAR 2014

Recap of the Company’s Performance in Fiscal Year 2014

During fiscal year 2014 the Company achieved its highest level of booking and revenue in its history. During the year, it made important strides in its long-term strategy by launching and acquiring key technologies required by our customers across all of our segments. Specifically, the Company delivered the following positive results:

•	Record revenue of $683.3 million, an increase of 24% from our previous record in fiscal year 2013;

•	Net income of $38.4 million, the Company’s 42nd consecutive year of profitability;

•	Reorganization of the Pacific Rare Specialty Metals & Chemical operations to reduce its earnings’ volatility by discontinuing the tellurium product line;

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•	Completion of $20 million share-repurchase program;

•	Acquisition of II-VI Laser Enterprise and II-VI Network Solutions, which will complement the Company’s existing technology platforms; and

•	Cash flow from operations of $95 million.

The items above are only a partial summary of the Company’s financial performance in fiscal year 2014. For more complete information about our fiscal year financial performance, please see the Company’s Annual Report on Form 10-K for the fiscal year 2014 filed with the Securities and Exchange Commission on August 28, 2014, which is included in our 2014 Annual Report to Shareholders.

Non-Equity Incentives

All corporate employees of the Company who have been employed for at least one year are eligible to participate in the BIP. Under the BIP, each eligible NEO has an at-risk cash bonus which is allocated from a percentage of the Company’s operating profit, as pre-determined by the Compensation Committee. To the extent the Company fails to achieve operating profits for the fiscal year, no payments are made under the BIP.

The Company believes that operating profits are an appropriate metric to calculate the BIP payout and helps align the interests of our NEOs with those of the Company as a whole. Please see “Components of Non-Equity Incentives” below for further description of this compensation component.

Awards under the GRIP are “at-risk” based on the performance of the Company, business unit and/or location, and individual performance as determined by the Compensation Committee. Each NEO receives a GRIP award with an assigned target award opportunity, expressed as a dollar amount. Please see “Components of Non-Equity Incentives” below for further description of this compensation component.

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The chart below shows our cumulative total shareholder return (“TSR”) for the five year period ending June 30, 2014 compared with our CEO’s non-equity incentive awards earned for fiscal year 2009 through fiscal year 2014. As shown below, the Company’s payments of non-equity incentive awards have been correspondingly reduced during periods of lower shareholder return.

•	The five-year cumulative TSR shows the increase or decrease in value of a $100 investment in II-VI common stock made on July 1, 2009, as of the end of each fiscal year in the five-year period.

Performance Share Awards (“PSA”)

The PSAs were awarded in 2012 for performance over a 24 month performance period ending June 30, 2014. Performance was judged on two equally-weighted parameters: (i) consolidated revenues and (ii) consolidated cash flow from operations. Payout of the revenue portion of an award is not contingent upon the payout of the cash flow portion of an award, and vice versa. The payout of these awards was recommended by the Compensation Committee and approved by the Board as discussed below, and was based upon the greater of (i) the actual results for the full twenty-four-month performance period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising each of the performance periods, based on predetermined six-month goals. See below under the heading “Performance Share Awards” for further detail on the terms of the PSAs.

The Compensation Committee believes that growth in revenues and cash flow from operations correlate to increased shareholder value over time and rewards both growth and the cash flow from operations return from the assets of the Company.

In August 2014, the Compensation Committee certified, and the Board approved, the results for the 24 month performance cycle ended on June 30, 2014. These results included the Company achieving revenues of $1,244 million which was below the targeted performance level and resulted in an award payout of 97%. Additionally, these results included the Company achieving cash flow from operations of $203 million which was below the targeted performance level and resulted in an award payout of 64%. The payout of the

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consolidated revenue awards was based on the actual results for the full twenty-four month performance period while the payout of the consolidated cash flow from operations awards was based on the sum of the deemed payouts for each of the four consecutive six-month periods comprising the performance period, based on predetermined six-month goals. These payout results are illustrated in the graphs that follow.

Named Executive Officers Performance Shares Payout vs. Target for Period Ended June 30, 2014

The Company pays incentive compensation only after the Compensation Committee has certified the performance results for the PSA payouts. In certifying the results, the Committee ensures an independent review of our financial performance against the goals.

Development of Peer Group – Pay for Performance Alignment

In assessing market competitiveness, the total direct compensation of each Company NEO is reviewed against executive compensation of our Comparator Group – a designated set of publicly-traded companies listed below that is annually reviewed and evaluated by the Compensation Committee and updated as needed. Our Comparator Group has been constructed by the Compensation Committee with the assistance and recommendation of our outside independent compensation consultant, Radford, an Aon Hewitt Company, to include companies with which we compete for investor capital, talent and market share. The Comparator Group for fiscal year 2014 consisted of 19 manufacturing companies with Global Industry Classification Standard (“GICS”) codes as follows:

•	GICS code 453010 – Nine companies classified as Information Technology – Semiconductors and Semiconductor Equipment;

•	GICS code 452030 – Seven companies classified as Information Technology – Technology Hardware and Equipment – Electronic Equipment, Instruments and Components;

•	GICS code 201010 – One company classified as Industrial – Capital Goods – Aerospace and Defense; and

•	GICS code 201040 – Two companies classified as Industrial – Capital Goods – Electrical Equipment.

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Because the Company provides a wide range of products servicing multiple end markets, the Compensation Committee believes that it is important to consider peers with different GICS codes that align with the Company’s multiple segments.

The Comparator Group has revenues ranging from $0.3 billion to $1.6 billion, with median revenues of $0.8 billion. In evaluating the composition of the Comparator Group, the Compensation Committee annually focuses on (a) industry, (b) complexity of revenue, (c) market capitalization, (d) annual revenue growth and (e) global footprint. The Comparator Group also has executive officer positions that are comparable to ours in terms of breadth, complexity and scope of responsibilities. For fiscal year 2014 compensation decisions, the Comparator Group was comprised of the following companies:

Cabot Microelectronics Corp.	FLIR Systems, Inc.	OmniVision Technologies, Inc.
Cognex Corporation	GrafTech International Ltd.	Rofin-SinarTechnologies, Inc.
Coherent Inc.	HEICO Corporation	Silicon Laboratories, Inc.
Cree, Inc.	IPG Photonics Corporation	Semtech Corporation
Entegris, Inc.	MKS Instruments, Inc.	Veeco Instruments Inc.
FEI Company	Microsemi Corporation
Franklin Electric Co., Inc.	Newport Corp.

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In measuring the Company’s financial performance (specifically revenue growth, earnings growth and return on sales growth) against the Comparator Group, the Compensation Committee places more emphasis on recent financial performance, by applying a weighting factor of 50% to the one-year performance metrics, 33% to the three-year performance metrics and 17% to the five-year performance metrics. In fiscal year 2014, the Company achieved a composite financial performance ranking of 11th among the Comparator Group, while the Company’s CEO total direct compensation also ranked 11th among the same Comparator Group. These results indicate that the Company’s CEO total direct compensation in 2014 was aligned with the Company’s level of performance relative to its peers.

PROCESS FOR SETTING COMPENSATION FOR FISCAL YEAR 2014

Compensation Committee Matters and Scope of Authority

The members of our Compensation Committee meet all applicable standards for independence. The Compensation Committee acts on behalf of the Board of Directors, and by extension our shareholders, to establish the compensation of executive officers of the Company and provide oversight of the Company’s global compensation philosophy. In determining fiscal year 2014 executive compensation, the Compensation Committee was advised by its independent compensation consultant Radford. They were retained directly by and

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reported directly to the Compensation Committee. Radford performed no other work for the Company nor for the members of the Board of Directors other than its advisory services related to director compensation. Radford had no prior relationship with our Chief Executive Officer or with any other executive officer or director.

The Compensation Committee acts as the oversight committee with respect to our 2012 Omnibus Plan, Deferred Compensation Plan and the bonus plans covering NEOs and other employees. In overseeing those plans, the Compensation Committee may delegate, when appropriate, authority for day-to-day administration and interpretation, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers and employees of the Company. In general, certain duties, such as participant selection and award determination and administration, have been delegated to the CEO and Vice President, Human Resources. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of our NEOs.

The Committee’s Processes

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its desired objectives. Among those are:

•

Meetings. The Compensation Committee meets at least quarterly, or more often as needed. Compensation Committee agendas are established in advance of the meetings in consultation with the Compensation Committee Chair.

•

Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant to assist the Committee in setting executive compensation, and selects a consultant only after evaluating all factors relevant to that consultant’s independence from Company management. The Compensation Committee’s independent consultant for fiscal year 2014 was Radford.

•

Assessment of Company Performance. The Compensation Committee uses objective performance measures of Company and industry performance, including return on sales, earnings growth, revenue growth and operating profit, in establishing total compensation ranges. . The Board of Directors believes profitable growth is the primary objective of the Company, and that the Company’s NEOs should be evaluated based on and rewarded for the financial growth of the Company.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our NEOs. During the course of the year, the Compensation Committee meets with the CEO and the Vice President, Human Resources to review recommendations on changes, if any, in the base salary of each NEO other than the CEO.

•

Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation. Its goal is to balance alignment with performance expectation and the Company’s ability to recruit, motivate and retain high caliber talent. Based on the Compensation Committee’s judgment, current market salary practices, compensation data from the Comparator Group, compensation data provided by our external compensation consultant and each employee’s contributions to the Company, the Compensation Committee recommends, and the Board approves, targeted total direct compensation and actual payouts at year-end for each of our NEOs.

Use of Judgment

The Compensation Committee believes that the application of their collective experience and related business judgment, in addition to market data provided by its independent compensation consultant, significantly contributes to the overall compensation setting process. While market data provides an important tool for analysis and decision-making, the Compensation Committee realizes that over-reliance on this data can give a false sense of comfort and accuracy. Consequently, the Compensation Committee also gives serious consideration to an individual’s personal

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contribution to the Company as well as his or her individual skill sets, qualifications, experience and demonstrated performance. The Company values and seeks to reward performance that develops talent within the Company, embraces the sense of urgency that distinguishes the Company, and demonstrates the qualities of imagination and drive to resolve longer-term challenges or important new issues. These and similar competencies are not easily correlated to typical compensation benchmarking data, but deserve and receive consideration in reaching compensation decisions. The market data provided by our independent compensation consultant provides the Compensation Committee and senior management with the foundation for application of the above principles and the ensuing decisions.

COMPONENTS OF EXECUTIVE COMPENSATION FOR FISCAL YEAR 2014

For fiscal year 2014, our executive compensation program consisted of the following components:

(1)	base salary;

(2)	annual cash incentive awards; and

(3)	long-term equity-based compensation.

The Compensation Committee believes this program appropriately balances the mix of cash and equity compensation to ensure that a significant portion of each NEO’s compensation package is “at-risk.” Historically, executive compensation for a particular fiscal year is reviewed by the Compensation Committee on a preliminary basis at its last meeting in the prior fiscal year and finalized at its first meeting in the fiscal year for which the compensation will apply. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for our NEOs.

Base Salary

The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including individual performance, competition in the marketplace for individuals in similar positions, the responsibilities of the particular position, the experience of the individual and the particular position’s relationship to other positions within the Company. Base salary is the one fixed component of our NEOs’ total direct compensation. In contrast, our non-equity incentives and long-term equity compensation is “at-risk” based on the Company’s performance. The Compensation Committee meets with the CEO and Vice President, Human Resources to review the base salaries of the other NEOs, to consider any necessary changes, and receives input from its independent compensation consultant regarding any proposed changes to base salary amounts. The executive officers’ base salaries are targeted at the market median for similar positions at companies included in the Comparator Group. The Compensation Committee periodically adjusts our NEOs’ base salaries to ensure recognition of performance and alignment to the market median for similar positions at companies in the Comparator Group. The table below shows changes in base salary from fiscal year 2013 to fiscal year 2014. For more information regarding our NEOs’ base salaries, see the Summary Compensation Table

Named Executive Officer	Fiscal Year 2014 Base Salary		Fiscal Year 2013 Base Salary	Percentage Increase
Francis J. Kramer	$647,000		$628,000	3.0%
Vincent D. Mattera, Jr.	400,408		380,000	5.4%
Mary Jane Raymond	84,333	(1)	—	—
Craig A. Creaturo	294,135	(1)	$343,000	—
James Martinelli	310,000		300,000	3.3%

(1)	The salaries of Mr. Creaturo and Ms. Raymond represent partial years as Mr. Creaturo resigned from his position as the Company’s Chief Financial Officer and Treasurer in March 2014, and Ms. Raymond joined the Company as Chief Financial Officer and Treasurer in March 2014.

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Non-Equity Cash Incentive Programs

The Compensation Committee establishes the annual cash incentive awards program for each NEO each fiscal year based on input from several sources, including its independent compensation consultant and, for each NEO (other than the CEO), the CEO and the Vice President, Human Resources. The annual cash incentive awards are designed to target total direct compensation (including the NEO’s base salary, annual cash incentive awards and long-term equity-based compensation) at a level consistent with the actual performance delivered as compared to our Comparator Group. The Compensation Committee’s targets emphasize its pay-for-performance philosophy, which aligns compensation awards with the achievement of our performance objectives relative to our Comparator Group. No portion of these awards is guaranteed compensation.

As summarized above, the Compensation Committee has established two separate types of annual cash incentive awards that may be provided to our NEOs, which are described below.

Bonus Incentive Plan

II-VI corporate employees who have been employed by the Company for at least one year are eligible to participate in the BIP. Under the BIP, each NEO may receive a cash bonus allocated from a percentage of the Company’s operating profit, as pre-determined by the Compensation Committee. The Company believes that the operating profits are an appropriate metric to calculate the BIP payout that helps to align the interests of our NEOs with those of the Company as a whole. In general terms, the BIP is based on the budgeted operating profit for the Company. The total pool is set as a fixed percentage of operating profit, then allocated to NEOs and other qualified participants via a percentage of their qualified wages. Actual payouts under the BIP, if any, could deviate from the budgeted payout due to changes in actual operating profit performance as compared to the budgeted operating performance goals, and changes in actual base wages as compared to the budgeted base wages. The Company believes the established target level is a meaningful “at-risk” compensation level and is consistent with the overall “at-risk” compensation philosophy that focuses on the financial growth and profitability of the Company. Partial bonus amounts are paid quarterly based on interim financial performance, and the remainder is paid after fiscal year end. The Compensation Committee establishes the budgeted operating profits goal for the BIP at an attainable but challenging level. Payouts under the BIP are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column and described further in footnote 3 to the Summary Compensation Table.

Goal / Results Incentive Program

The GRIP provides a mechanism for providing compensation to the NEOs based primarily on the Company’s performance, with a portion based on their individual performance as well. The targeted amounts to be paid to the NEOs under this program provide the most significant non-equity incentive compensation opportunity. Awards under the GRIP are “at-risk” based on the performance of the Company as well as business unit and/or location and performance of the NEO as determined by the Compensation Committee. Each NEO receives a GRIP with an assigned target award opportunity, expressed as a dollar amount. Each GRIP is individually tailored to the particular responsibilities of the NEO. The majority of the goals of the GRIP are linked to the Company’s annual growth objectives for revenues and earnings per share which account for the determination of 80% to 90% of the targeted payout. A small portion of 10% or 20% is focused on operational targets that have been determined by the Compensation Committee and/or Chief Executive Officer and Vice President, Human Resources to be important for the Company at large and within that NEOs responsibility. The Company’s performance goals are evaluated relative to the Company’s published and audited results, while the smaller portion of pre-established individual goals is graded separately. Additionally, an award under this program is possible to ensure alignment of pay with performance as measured by our II-VI performance index against our Comparator Group. The Chief Executive Officer and the Compensation Committee approve individual GRIP awards, other than the CEO’s, which is

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approved solely by the Compensation Committee. A GRIP is provided to all NEOs and selected members of the Company’s senior management. Payouts under the GRIP are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

For fiscal year 2014, the performance goals for Mr. Kramer and Dr. Mattera included consolidated revenues and earnings per share for the fiscal year and certain pre-established individual goals, which were determined to be important in relation to the positions they hold in the Company. Mr. Martinelli’s performance goals included revenues and earnings per share of both the Company’s consolidated results and those of our Military & Materials business segment, which he managed, and on certain pre-established individual goals, which were determined to be important in relation to the position he holds in the Company. Ms. Raymond’s performance goals were based on certain pre-established individual goals, which were determined to be important in relation to her integration into the Chief Financial Officer role at the Company. The Compensation Committee believes this approach is an appropriate methodology for measuring each NEO’s performance and it is heavily weighted to drive both revenue and earnings per share growth in accordance with the Company’s compensation philosophy.

For fiscal year 2014, performance pursuant to the GRIP goals for revenue and earnings per share was evaluated relative to a matrix. The threshold below which no payout is earned was guided by prior year’s performance and the expected business year environment. Performance of 100% is set at the target level determined by the Compensation Committee to meet reasonably challenging growth goals for each, which was budget. Payouts vary depending on the performance of each metric above the threshold and below the maximum. The following table represents the CEO’s financial GRIP:

CEO’s Financial GRIP for Fiscal 2014 (in millions, except per-share data)
Metric	Threshold (1)	Target (2)	Maximum (1)	Actual Performance	Payout (3)
Revenues	$482.7	$635.1	$920.9	$683.3	$0
Earnings per Share	$0.84	$1.11	$1.61	$0.60	$0

(1)	Threshold and maximum amounts were established by the Compensation Committee taking into consideration prior year results and the current year business environment.

(2)	Target amounts for revenues and earnings per share were established based on the Company’s fiscal 2014 budget.

(3)	Achieving a payout amount for the revenues and earnings per share metrics require both metrics to exceed threshold. As a result of not meeting the earnings per share threshold in fiscal 2014, there was no payout for either financial performance metric of the GRIP.

For the individual goals that constitute 10% to 20% of the total targeted GRIP award, the Compensation Committee sets the metrics so that each is attainable but challenging to meet. Additionally, the Compensation Committee may apply a degree of discretion from 0% to 200% for these pre-established individual goals.

For more information regarding our annual cash incentive awards (including the payout of the 2014 annual incentive awards), see the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Long-Term Equity-Based Compensation

The Compensation Committee believes that long-term equity-based compensation is an integral component of our compensation program because it has the effect of retaining and motivating high-quality employees. In addition, the Compensation Committee believes that long-term equity compensation aligns the interests of eligible employees with the interests of shareholders, and rewards the achievement of the Company’s long-term strategic goals. Payment of long-term equity-based compensation to our NEOs in fiscal year 2014 was targeted at a level consistent with the actual performance delivered as compared to our Comparator Group. At the beginning of each fiscal year, the Compensation Committee reviews and approves the equity-based compensation for that

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year to be granted to the NEOs and other eligible employees who participate in the Company’s long-term equity programs. The Compensation Committee’s independent compensation consultant provided information on long-term equity compensation opportunities provided to other comparable executive officer positions in our Comparator Group and information regarding the mix of long-term equity incentive awards generally provided. In 2014, our Compensation Committee targeted the mix of long term equity compensation as follows:

The Compensation Committee has discretion to allocate the relative mix among stock options, restricted stock and performance shares, which may vary from NEO to NEO and from year to year. Each current NEO, other than Ms. Raymond who joined us in March 2014, received an annual stock option award and performance share award during the first quarter of fiscal year 2014 and a restricted stock award during the fourth quarter of fiscal year 2014. Stock options and performance shares were awarded at target amounts; however the restricted share award was reduced from target and granted in June 2014 based on our performance relative to our Comparator Group as measured by the II-VI performance index. Ms. Raymond received stock options and restricted stock upon her employment with the Company. This diverse array of equity compensation enables the Compensation Committee to achieve a balanced approach of strengthening short-term performance while incentivizing our NEOs to focus on the long-term strategic goals and success of the Company. The long-term equity awards granted to our NEOs are designed in combination with our cash compensation to target an aggregate payout at a level consistent with the actual performance delivered as compared to our Comparator Group.

The Company’s stock options, restricted stock and performance shares vest immediately prior to a change in control. Stock options, restricted stock and performance shares also vest in the event of death, disability or retirement, although performance awards only vest to the extent earned on a pro-rata basis for the months employed relative to the performance period of the award. In all other circumstances, the awards terminate upon termination of service. These acceleration provisions are provided to reduce distractions that might otherwise arise in a change in control situation and to otherwise provide vesting terms that the Company believes are comparable in the market for these kinds of awards. For additional information on change in control payments, please refer to “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.

The Compensation Committee uses the grant date fair value of the equity compensation as calculated under Accounting Standards Codification (ASC 718), “Compensation-Stock Compensation,” to determine the value of the stock option, performance share and restricted stock awards. For stock options, the Company uses a Black-Scholes valuation.

Non-Qualified Stock Options

Our NQSOs have an exercise price equal to the closing price of our common stock on the NASDAQ stock exchange on the grant date, typically have a term of ten years and vest in equal annual installments over a five

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year period. Because financial gain from NQSOs is only possible if the price of our common stock increases during the term of the NQSO, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, aligning the interests of our NEOs and employees with those of our shareholders.

Restricted Stock Awards

RSAs represent shares that generally vest and are released to NEOs after a 3-year service period. Because RSAs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSAs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQSOs.

Performance Share Awards

PSAs provide an opportunity to receive a number of shares of our Common Stock based upon achievement of a measure of our performance over a two-year performance period. There is a threshold, target and maximum number of shares that can be earned over the performance period. The Compensation Committee believes that PSA grants encourage NEOs and other employees to focus on improved long-term financial performance and increases in shareholder return.

PSAs provide the opportunity to receive shares of Common Stock if certain Company performance goals are achieved. At June 30, 2014, each of the Company’s NEOs, other than Ms. Raymond, had two outstanding PSAs granted under the 2012 Omnibus Plan- an award granted in 2012 with a 24 month performance period ended June 30, 2014 (the “2012 Performance Awards”) and an award granted in 2013 with a 24 month performance period ending on June 30, 2015 (the “2013 Performance Awards”). PSAs were also granted as part of the Company’s fiscal 2015 compensation program, and are discussed below in “Compensation Decisions for Fiscal Year 2015.” The PSAs entitle recipients to receive shares of our Common Stock if one or more pre-established independent performance goals are achieved by the Company. The 2012 and 2013 Performance Awards each include two independent performance components, which are weighted equally: (i) consolidated revenues and (ii) consolidated cash flow from operations. Payout of the revenue portion of an award is independent from and not contingent upon the payout of the cash flow portion of an award and vice versa. The payout of these awards is determined by the Compensation Committee and is based upon achievement of the greater of (i) the actual results for the full 24 month performance period or (ii) the sum of the deemed payouts for each of the four (4) consecutive six-month periods comprising each of the performance periods, based on predetermined six-month goals. The Compensation Committee establishes the target performance goals underlying these awards to be attainable but challenging. The Compensation Committee believes that growth in revenues and cash flow from operations correlate to increased shareholder return.

Performance shares under the 2012 and 2013 Performance Awards were earned as follows:

Performance Against Target	Payout
0.00% to 79.99%	0%
80.00% to 99.99%	50.00% to 99.99%
100%	100%
100.1% to 139.99%	100.01% to 199.99%
140% or Greater	200%

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Performance shares are issued after the completion of the applicable performance period and upon the determination and approval of the Compensation Committee that one or more performance goals have been achieved at a particular level. The Committee ensures an independent review of our financial performance before awards are approved. The following table sets forth the target metrics established for the 2012 Performance Awards, the actual metrics achieved and the resulting payout percentages:

	Targets	Actual Results	Performance Against Target	Payout Percentage of Target (each at 50%)
Consolidated Revenues	$1,258 million	$1,244 million	98.88%	97.2%
Consolidated Cash Flow from Operations	$243 million	$203 million	83.54%	63.8%

The Company’s target and actual performance shares earned under the 2012 Performance Awards based on consolidated revenue and based on consolidated cash flow from operations , which are equally weighted at 50% of the total target Performance Share Award, were as follows:

Named Executive Officer	Revenue Awards Target	Overall % of Revenue Target	Revenue Awards Earned	Cash Flow Awards Target	Overall % of Cash Flow Target	Cash Flow Awards Earned	Total 2012 Performance Share Awards Earned
Francis J. Kramer	15,690 shares	97%	15,250 shares	15,690 shares	64%	10,010 shares	25,260 shares
Vincent D. Mattera, Jr.	8,915 shares	97%	8,665 shares	8,915 shares	64%	5,687 shares	14,352 shares
Mary Jane Raymond (1)	—	—	—	—	—	—	N/A
Craig A. Creaturo	6,205 shares	50%	3,102 shares	6,205 shares	50%	3,102 shares	6,204 shares
James Martinelli	4,485 shares	97%	4,359 shares	4,485 shares	64%	2,861 shares	7,220 shares

(1)	Ms. Raymond joined the Company in March 2014 and as such had not received a 2012 Performance Award.

In accordance with the Voluntary Termination Agreement between Mr. Creaturo and the Company dated April 4, 2014, Mr. Creaturo’s revenue and cash flow awards will be paid out at 50% of the targeted amounts for both revenue and cash flow awards for service provided through August 31, 2014. The 2013 Performance Share Awards granted to Mr. Creaturo were forfeited.

The target revenue and target cash flow established by the Compensation Committee for the twenty-four month period of the 2013 Performance Awards ending June 30, 2015 are $1,338 million and $267 million, respectively.

For more information regarding the long-term incentive component of our compensation program, see the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”

Results of 2013 Shareholder Advisory Vote

The vast majority of our shareholders approved the compensation paid to our NEOs in fiscal year 2013, with approximately 81% of votes cast in favor at our annual meeting held on November 1, 2013.

This level of support contributed to the Compensation Committee’s decision to continue to apply the current principles underlying our existing compensation strategy in fiscal year 2014 while also recognizing that the application of these principles can be improved. Accordingly, in determining the structure of the compensation of our NEOs for fiscal year 2015, the Compensation Committee made two significant changes. First, the Committee discontinued the practice of targeting total direct compensation at our expected level of performance against our

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Comparator Group and moved to a target of market median. Second, the Committee replaced the revenue metric in our performance share plan for NEOs with a three year relative total shareholder return metric versus the Russell 2000. For more information regarding the implementation of this relative total shareholder return performance share program, see the “Compensation Decisions for Fiscal Year 2015” section of this Proxy Statement.

Deferred Compensation

The II-VI Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and other employees beyond what is available through the II-VI Incorporated Employees’ Profit Sharing Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of discretionary incentive compensation, performance shares and restricted stock into an account that will be credited with earnings at the same rate as one or more investments chosen by the participant, which are similar to the investment funds under the II-VI Incorporated Employees’ Profit Sharing Plan. The Company does not make any matching contributions to the Deferred Compensation Plan. All assets in the Deferred Compensation Plan are subject to claims of the Company’s creditors until such amounts are paid to participants.

For more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Non-Qualified Deferred Compensation Table.”

Employees’ Profit Sharing Plan

The II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) is available to all eligible employees who have met established tenure and service requirements. All NEOs, other than Ms. Raymond who becomes eligible on her one-year employment anniversary, participate in the Profit Sharing Plan that covers the Company’s corporate employees. The Profit Sharing Plan has the features of a 401(k) plan, in that the Company makes a matching contribution to the Profit Sharing Plan based upon the employee’s 401(k) deferred savings and/or Roth 401(k) savings. In addition, the Company may make an additional discretionary performance-based contribution to the Profit Sharing Plan out of the Company’s operating profits as determined by the Compensation Committee.

For information regarding our contributions to the NEOs’ accounts under the Profit Sharing Plan, see the “All Other Compensation” column of and footnote 4 to the “Summary Compensation Table.”

Perquisites and Other Benefits

The Company generally does not provide perquisites or personal benefits to its NEOs. In connection with Ms. Raymond’s employment as Chief Financial Officer, the Company paid for the customary relocation costs incurred by Ms. Raymond as part of her move to the Pittsburgh, PA area. These benefits are included in All Other Compensation in the Summary Compensation Table for June 30, 2014.

Employment Agreements

Each of our NEOs has an employment agreement with the Company, terminable by either party on thirty days’ prior written notice, which contains, among other things, provisions for payment of compensation and benefits, and provisions regarding confidentiality, non-competition and assignment of inventions. These provisions are intended to protect the Company from a misuse of confidential information, knowledge and

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experience by the employee, and to specify the terms of separation, should the employee cease to be employed by the Company. The agreements generally provide for severance payments prior to a change in control of up to nine months base salary for all NEOs, except for Mr. Kramer, whose agreement calls for severance equal to two times his average annual salary (as defined in his employment agreement) and also contains provisions providing for severance upon a change in control. These change in control provisions, however, do not provide for a tax gross-up if severance compensation paid in connection with a change in control transaction is a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). In fact, they provide for a cut-back of such compensation so that such payments would not constitute “parachute payments” under the Code. The terms of these employment agreements are more fully described in the section titled “Potential Payments upon Change in Control and Employment Termination.” The change in control provisions of these agreements are provided to reduce personal distractions that might otherwise arise in a change in control situation and are in the Company’s opinion consistent with market practice.

Tax Considerations

The Committee considers the impact of the applicable tax laws with respect to executive compensation. In certain circumstances, applicable tax laws impose potential penalties on compensation or result in a loss of deduction to the Company for such compensation. Participation in and compensation paid under our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. While we intend for our plans, contracts and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that our plans, contracts and compensation arrangements fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

With certain exceptions, Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation.” The Committee reserves the right to provide both market and performance-based compensation to covered employees. Certain awards, such as stock options and performance share awards, are intended to qualify for deduction under Section 162(m). Other types of awards, such as restricted shares, however, may not qualify for the performance-based exception, and therefore may not be deductible under Section 162(m). While the Committee considers the tax impact of any compensation arrangement, it reserves the right to approve non-deductible compensation that is consistent with the overall pay philosophy of the Company. However, the Compensation Committee does not believe that such loss of deductibility would have a material impact on the financial condition of the Company.

Clawback Policy

The Company has a Clawback Policy, set forth in our Corporate Governance Guidelines, that will be triggered in the event of any restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements promulgated under the federal securities laws (a “Restatement”). In the event of a Restatement, any current or former executive officer or other employee of the Company (i) who received incentive compensation (cash- or equity-based) based on erroneous financial information provided in the financial statements that were subsequently restated and (ii) whose gross negligence, fraud or misconduct caused or contributed to the noncompliance that resulted in the need for the Restatement, as determined by the Board of Directors in its sole discretion, will be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the Restatement. In addition, if the Board of Directors determines that gross negligence, fraud or misconduct by a current or former executive officer or other employee of the Company caused or contributed to the need for the Restatement, then the Company will also seek to recover from such person, and such person will be required to pay the Company, the net profits

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realized by such person from any sales of shares of the Company’s Common Stock received as incentive compensation based on the erroneous financial information provided in the financial statements that were subsequently restated.

Prohibition on Hedging and Pledging Company Stock by Directors and Executive Officers

To further demonstrate the Company’s commitment to align the interests of our NEOs and Directors with those of our shareholders, the Company’s Board of Directors formalized a policy which prohibits hedging or further pledging of Company owned stock by our Directors and Executive Officers. As of August 31, 2014, there were no pledging arrangements.

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COMPENSATION AND RISK

The Company’s compensation programs are designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term and for taking appropriate business risks. The Compensation Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take inappropriate risks. Based on these reviews and a review of the Company’s internal controls, the Compensation Committee and management have concluded that such policies and practices are sound and do not encourage executives or other employees to take excessive risks that would be reasonably likely to have a material adverse effect on the Company.

Our compensation programs for our executives and other employees include the following risk mitigation features, which we believe reduce incentives for excessive risk taking and mitigate incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: Our compensation program balances the mix of (i) cash and equity-based compensation and (ii) short-term and long-term awards.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including, without limitation, return on revenues, earnings growth, revenue growth and cash flow from operations.

•	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against the pre-established performance targets for each award.

•

Caps on Incentive Compensation Arrangements: All of our incentive compensation awards (short-term and long-term) are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, and a review of the incentive compensation offered by our Comparator Group.

•

Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees.

•

Stock Ownership Guidelines: As it relates to our executives, this policy requires our CEO to own Company common stock having a value of at least three times his annual base salary. Additionally, all other executive officers own Company common stock having a value at least equal to their annual base salary with the exception of Ms. Raymond who is still within her first year of employment.

•

Clawback Policy: As described in the “Components of Executive Compensation for Fiscal Year 2014 – Clawback Policy” section of this Proxy Statement the Company has a Clawback Policy where, in the event of a Restatement, the Company may seek to recoup incentive compensation paid to responsible individuals.

•	Prohibition on Pledging and Anti-Hedging Policy: The Company has a policy prohibiting hedging or future pledging of Company-owned stock by our Directors and Executive Officers.

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COMPENSATION DECISIONS FOR FISCAL YEAR 2015

On August 15, 2014, the Compensation Committee’s recommendation of the Company’s NEO compensation structure for fiscal year 2015 was approved by the Board, which included adjustments to the NEOs’ base salaries and non-equity incentive targets, as well as the partial granting of long-term equity based compensation in the form of stock options and performance awards. The decision as to whether restricted stock grants will be made will occur in June of 2015. No changes were made to the structure of BIP and GRIP. The Company targets total direct compensation at the market median. As described under “Results of 2013 Shareholder Advisory Vote” in this proxy statement, the Compensation Committee also considered the results of the most recent shareholder advisory vote in determining the compensation structure for fiscal year 2015.

On August 15, 2014, the following base salary adjustments were approved:

	Fiscal 2014 Salary	Fiscal 2015 Salary
Francis J. Kramer	$647,000	$666,400
Vincent D. Mattera, Jr.	$400,000	$412,000
Mary Jane Raymond	$300,000	$300,000
James Martinelli	$312,000	$312,000

The salary adjustments for Mr. Kramer and Dr. Mattera were made in recognition of performance and relative position within our Comparator Group.

For fiscal year 2015, the metrics used to measure achievement under our Performance Share Awards was revised, in that the Consolidated Revenue metric was replaced with a relative total shareholder return (TSR) metric. Further, the PSA awards, granted on August 15, 2014 were allocated into two separate, independent awards, each with its own performance component: (i) consolidated cash flow from operations and (ii) relative TSR.

PSA – Cash Flow Awards

Shares under this award (the “2015 Cash Flow Performance Awards”) will be earned based on the achievement of specific consolidated cash flow metrics established for the twenty-four month period ending June 30, 2016 (the “2015 Cash Flow Performance Period”). The shares under the 2015 Cash Flow Performance Awards will be earned as follows:

Performance	Payout
0.00% to 79.99%	0%
80.00% to 99.99%	50.00% to 99.99%
100%	100%
100.1% to 139.99%	100.01% to 199.99%
140% or Greater	200%

As with prior awards, payouts will be determined based upon the greater of (i) the actual results for the 2015 Cash Flow Performance Period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising the 2015 Cash Flow Performance Period, based on predetermined six-month performance goals.

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PSA – Relative Total Shareholder Return

For fiscal year 2015, the Compensation Committee separated the second target metric for the PSAs into a separate award, which focuses on achieving certain levels of relative shareholder return compared to the Russell 2000 index. The Committee believes that TSR is one important reflection of Company performance, and recognizes that our shareholders invest in the Company with the expectation that we will deliver a level of performance that creates value. As such, shares under these awards (the “2015 TSR Performance Awards”) will be earned based on the achievement of cumulative TSR for the thirty-six month period ending June 30, 2017 (the “2015 TSR Performance Period”) compared to returns on the Russell 2000 index. The shares under these 2015 TSR Performance Awards are earned as follows:

Cumulative Total Shareholder Return	Payout
Greater than 40 percentage points below the Russell 2000 50th percentile and/or if there is an absolute negative cumulative Total Shareholder Return on II-VI Stock	0%
Between 0 to 40 percentage points below the Russell 2000 50th percentile and if there is an absolute positive cumulative Total Shareholder Return on II-VI Stock	50.00% to 99.99%
Equal to the Russell 2000 50th percentile and if there is an absolute positive cumulative Total Shareholder Return on II-VI Stock	100%
Greater than 0 to 40 percentage points above the Russell 2000 50th percentile and if there is an absolute positive cumulative Total Shareholder Return on II-VI Stock	100.01% to 199.99%
Greater than 40 percentage points above the Russell 2000 50th percentile and if there is an absolute positive cumulative Total Shareholder Return on II-VI Stock	200%

Targets for the PSAs granted on August 15, 2014 for the NEOs are as follows:

Named Executive Officer	Target TSR Awards	Target Cash Flow Awards	Aggregate Fair Value at Target Payout	Aggregate Fair Value at Maximum Payout
Francis J. Kramer	23,587 shares	17,690 shares	$577,465	$1,154,930
Vincent D. Mattera, Jr.	10,727 shares	8,045 shares	$262,592	$525,184
Mary Jane Raymond	4,354 shares	3,265 shares	$106,590	$213,180
James Martinelli	7,140 shares	5,355 shares	$174,805	$349,610

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As noted above, on August 15, 2014, the Compensation Committee granted stock options to the NEOs. These stock options were granted with a strike price $13.99, the closing price of the Company’s stock on August 15, 2014, which is the fair market value on the date of grant. Stock options were granted with a ten year life and provide for vesting over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries. Stock options granted to the NEOs on August 15, 2014 were as follows:

Named Executive Officer	Stock Options Granted	Grant Date Fair Value
Francis J. Kramer	94,340 shares	$659,908
Vincent D. Mattera, Jr.	42,870 shares	$299,876
Mary Jane Raymond (1)	—	$—
James Martinelli	28,550 shares	$199,707

(1)	Ms. Raymond did not receive a stock option grant due to her receipt of a stock option award upon her hire as the Company’s Chief Financial Officer in March 2014.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management; and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Joseph J. Corasanti, Chair

Peter W. Sognefest, Vice Chair

Wendy F. DiCicco

Marc Y.E. Pelaez

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the fiscal years 2014, 2013 and 2012. Craig A. Creaturo, the former Chief Financial Officer and Treasurer resigned from his position as Chief Financial Officer and Treasurer in March 2014, at which time Mary Jane Raymond joined the Company as the Company’s Chief Financial Officer and Treasurer. All footnote references and explanatory statements relate to fiscal year 2014 unless otherwise noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Francis J. Kramer President and Chief Executive Officer	2014 2013 2012	$647,000 628,000 575,000	$951,845 1,188,000 1,420,800	$880,076 792,000 947,200	$365,590 267,535 228,125	$37,781 30,973 32,026	$2,882,292 2,906,508 3,203,151
Vincent D. Mattera, Jr. Chief Operating Officer	2014 2013 2012	$400,408 380,000 355,000	$419,573 676,000 914,830	$400,087 450,000 609,886	$277,468 173,292 90,826	$32,864 29,196 28,147	$1,530,400 1,708,488 1,998,689
Mary Jane Raymond Chief Financial Officer and Treasurer	2014	$84,333	$224,850	$224,850	$87,500	$18,619	$640,152
Craig A. Creaturo Former Chief Financial Officer and Treasurer	2014 2013 2012	$294,135 343,000 328,000	$209,583 470,000 640,200	$279,219 313,000 426,800	$33,825 136,765 65,082	$29,146 26,545 27,432	$845,908 1,289,310 1,487,514
James Martinelli Vice President, Military & Materials Businesses	2014 2013 2012	$310,000 309,375 275,000	$230,684 340,000 310,800	$220,237 226,000 207,200	$231,826 133,329 80,116	$32,329 28,447 27,851	$1,025,076 1,037,151 900,967

(1)	Represents the aggregate grant date fair value of restricted stock and performance shares issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 11 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014. For restricted stock, the grant date fair value was computed based upon the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded. The grant date fair value of the restricted stock awards reported in this column for fiscal year 2014 was as follows: Mr. Kramer, $291,715; Dr. Mattera, $119,532; Ms. Raymond, $224,850 and Mr. Martinelli, $65,458. Mr. Creaturo resigned his position prior to the granting of the restricted stock awards in June 2014. For performance shares, the grant date fair value was computed based upon the estimate of aggregate compensation expense to be recognized over the service period, which was calculated based upon the number of shares projected to be earned multiplied by the stock price at the date the performance shares were awarded. The grant date fair value of the performance share awards included in this column was calculated based on the probable outcome of the performance conditions, as determined at the grant date (which was target). The grant date fair value of the performance share awards reported in this column for fiscal year 2014 (measured at target) were as follows: Mr. Kramer, $660,130; Dr. Mattera, $300,041; Mr. Creaturo, $209,583 and Mr. Martinelli, $165,226. If these awards were to be paid out at the maximum amount instead of at target, the value of these awards would be as follows: Mr. Kramer, $1,320,260; Dr. Mattera, $660,082; Mr. Creaturo, $419,166 and Mr. Martinelli, $440,474. Ms. Raymond did not receive a performance share award during fiscal year 2014 as she joined the Company subsequent to the annual grant of the performance share awards. Mr. Creaturo’s performance share awards granted in fiscal 2014 were forfeited upon his resignation of employment.

(2)	Represents the aggregate grant date fair value of stock option awards issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718. Refer to Note 11 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value a named executive officer may realize upon exercise of stock options, if any, will depend on the excess of the stock option price over the grant date fair market value on the date of exercise. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. Mr. Creaturo’s stock options granted in fiscal 2014 were forfeited upon his resignation of employment.

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(3)	Amounts reflect the cash awards earned by our NEOs under the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. The cash awards earned by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli under the BIP for fiscal year 2014 were $74,405, $46,000, $33,825 and $35,650, respectively. Ms. Raymond was not eligible for the BIP for fiscal year 2014, as she had not satisfied the one-year employment requirement. The cash awards earned by Mr. Kramer, Dr. Mattera, Ms. Raymond and Mr. Martinelli under the GRIP for fiscal year 2014 were $291,185, $231,468, $87,500 and $196,176, respectively. Mr. Creaturo did not receive a GRIP for fiscal year 2014 due to his resignation from the Company.

(4)	Amounts reflect premiums paid for life and disability insurance and the Company’s 401(k) and profit sharing contributions under the Company’s Profit Sharing Plan, which is qualified under Section 401 of the Code. Profit sharing contributions made by the Company on behalf of each of Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli for fiscal year 2014 were $20,502. 401(k) matching contributions made by the Company on behalf of Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli for fiscal year 2014 were $8,513, $8,750, $7,874 and $8,950, respectively. Ms. Raymond was not eligible to participate in the Company’s 401(k) matching and profit sharing contributions in fiscal year 2014 as she had not satisfied the one-year employment requirement under this Plan. The amounts shown in this column for Ms. Raymond reflect customary relocation costs incurred in connection with Ms. Raymond’s move to the Pittsburgh, PA area.

Grants of Plan-Based Awards

Fiscal Year 2014

The following table sets forth each annual non-equity cash incentive award and long-term equity-based award granted by the Company to the NEOs in fiscal year 2014.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/ Share) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name		Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Francis J. Kramer	—	$—	$1,045,000	(i)	$2,520,800	(i)	—	—	—	—	—	$—	$—
	—	$—	$108,000	(ii)	$162,000	(ii)	—	—	—	—	—	$—	$—
	8/17/2013	$—	—		—		17,040	34,080	68,160	—	—	$—	$660,130
	8/17/2013	$—	—		—		—	—	—	—	90,870	$19.37	$880,076
	6/24/2014	$—	—		—		—	—	—	20,500		$14.23	$291,715
Vincent D. Mattera, Jr	—	$—	$533,200	i)	$1,203,904	(i)	—	—	—	—	—	$—	$—
	—	$—	$66,800	(ii)	$100,200	(ii)	—	—	—	—	—	$—	$—
	8/17/2013	$—	—		—		7,745	15,490	30,980	—	—	$—	$300,041
	8/17/2013	$—	—		—		—	—	—	—	41,310	$19.37	$400,087
	6/24/2014	$—	—		—		—	—	—	8,400		$14.23	$119,532
Mary Jane Raymond	—	$—	$100,000		$100,000		—	—	—	—	—	$—	$—
	3/20/2014	$—	—		—		—	—	—	—	30,000	$14.99	$224,850
	3/20/2014	$—	—		—		—	—	—	15,000	—	$14.99	$224,850
Craig A. Creaturo	—	$—	$289,566	i)	$653,125	(i)	—	—	—	—	—	$—	$—
	—	$—	$58,450	(ii)	$87,675	(ii)	—	—	—	—	—	$—	$—
	8/17/2013	$—	—		—		5,410	10,820	21,640	—	—	$—	$209,583
	8/17/2013	$—	—		—		—	—	—	—	28,830	$19.37	$279,219
James Martinelli	—	$—	$188,671	(i)	$425,695	(i)	—	—	—	—	—	$—	$—
	—	$—	$51,770	(ii)	$77,655	(ii)	—	—	—	—	—	$—	$—
	8/17/2013	$—	—		—		4,265	8,530	17,060	—	—	$—	$165,226
	8/17/2013	$—	—		—		—	—	—	—	22,740	$19.37	$220,237
	6/24/2014	$—	—		—		—	—	—	6,200		$14.23	$65,458

(1)	These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2014 under (i) the GRIP and (ii) the BIP assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying such awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The aggregate amounts actually paid to our named executive officers under these plans for fiscal year 2014 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” and additional details regarding the specific payouts under each of the various plans are provided in the footnotes thereto. Mr. Creaturo’s GRIP award was forfeited upon his termination of employment while his BIP award was earned through his last day of employment.

(2)

These columns show the range of payouts of performance share awards granted to our named executive officers in fiscal year 2014 under the 2012 Omnibus Plan if threshold, target or maximum goals are achieved. Please see the section of this Proxy Statement titled “Long-Term Incentive

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Compensation—Performance Share Awards” in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding our performance share awards.

(3)	This column shows the number of shares underlying restricted stock awards granted to our named executive officers in fiscal year 2014 under the 2012 Omnibus Plan. These awards are subject to our standard three-year cliff-vesting schedule.

(4)	This column shows the number of shares underlying stock options granted to our named executive officers in fiscal year 2014 under the 2012 Omnibus Plan. Options vest over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(5)	This column shows the exercise price for the stock options granted to our named executive officers in fiscal year 2014, which is equal to the closing market price of our Common Stock on the grant date.

(6)	This column shows the full grant date fair value of the stock and option awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. The performance share awards’ grant date fair value is based on a value of $19.37 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award at the target level. The restricted stock awards’ grant date fair value is based on a value of $14.23 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award. Refer to Note 11 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2014 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

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Outstanding Equity Awards at Fiscal Year End

This table summarizes the long-term equity-based awards held by our NEOs outstanding as of June 30, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Francis J. Kramer					—	—	34,080	$492,797
					92,408	$1,336,220	—	—
	50,000	—	$9.55	2/24/2015	—	—	—	—
	18,000	—	$10.37	8/12/2016	—	—	—	—
	8,300	—	$10.54	8/31/2016	—	—	—	—
	35,200	—	$13.89	8/11/2017	—	—	—	—
	41,850	—	$23.50	8/16/2018	—	—	—	—
	68,200	—	$12.08	8/15/2019	—	—	—	—
	61,380	—	$16.86	8/21/2020	—	—	—	—
	108,070	—	$17.53	8/20/2021	—	—	—	—
	16,736	66,944	$18.93	8/18/2022	—	—	—	—
	—	90,870	$19.37	8/17/2023	—	—	—	—
Vincent D. Mattera, Jr.					—	—	15,490	$223,985
					52,330	$756,692	—	—
	24,000	—	$9.36	2/11/2015	—	—	—	—
	12,000	—	$8.80	9/19/2015	—	—	—	—
	12,000	—	$10.37	8/12/2016	—	—	—	—
	7,000	—	$13.89	8/11/2017	—	—	—	—
	8,000	—	$18.35	5/3/2018	—	—	—	—
	9,450	—	$23.50	8/16/2018	—	—	—	—
	12,640	3,160	$12.08	8/15/2019	—	—	—	—
	23,200	5,800	$13.17	2/21/2020	—	—	—	—
	10,860	7,240	$16.86	8/21/2020	—	—	—	—
	27,840	41,760	$17.53	8/20/2021	—	—	—	—
	9,510	38,040	$18.93	8/18/2022	—	—	—	—
		41,310	$19.37	8/17/2023	—	—	—	—
Mary Jane Raymond
					15,000	$216,900	—	—
	—	30,000	$14.99	3/20/2024	—	—	—	—
Craig A. Creaturo
					18,264	$264,097	—	—
	8,200	—	$13.89	8/31/2014	—	—	—	—
	11,250	—	$23.50	8/31/2014	—	—	—	—
	14,720	3,680	$12.08	8/31/2014	—	—	—	—
	12,312	8,208	$16.86	8/31/2014	—	—	—	—
	19,480	29,220	$17.53	8/31/2014	—	—	—	—
	6,614	26,456	$18.93	8/31/2014	—	—	—	—
	—	28,830	$19.37	8/31/2014	—	—	—	—

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
James Martinelli								8,530	$123,344
						22,458	$324,743
	12,000	—		$8.80	9/19/2015	—	—	—	—
	6,000	—		$10.37	8/12/2016	—	—	—	—
	7,000	—		$13.89	8/11/2017	—	—	—	—
	20,000	—		$18.35	5/3/2018	—	—	—	—
	9,450	—		$23.50	8/16/2018	—	—	—	—
	12,640 9,288 2,400 9,480	3,160 6,192 1,600 14,220	$ $ $ $	12.08 16.86 25.90 17.53	8/15/2019 8/21/2020 2/12/2021 8/20/2021	— — — —	— — — —	— — — —	— — — —
	4,780	19,120		$18.93	8/18/2022	—	—	—	—
	—	22,740		$19.37	8/17/2023	—	—	—	—

(1)	This column shows the number of shares underlying stock options that were outstanding as of June 30, 2014. Generally, options vest over a five year period, with 20% vesting occurring on each of the first, second, third, fourth and fifth anniversaries of the grant date. Mr. Creaturo’s unexercised stock options as of August 31, 2014 were forfeited.

(2)	This column shows the number of restricted shares outstanding as of June 30, 2014. These awards are subject to our standard three-year cliff-vesting schedule and will vest as disclosed in the following table:

Name	Shares Vesting in August 2014	Shares Vesting in August 2015	Shares Vesting in March 2017	Shares Vesting in June 2017	Total Unvested Shares
Francis J. Kramer	40,528	31,380	—	20,500	92,408
Vincent D. Mattera, Jr.	26,100	17,830	—	8,400	52,330
Mary Jane Raymond	—	—	15,000	—	15,000
Craig A. Creaturo	18,264	—	—	—	18,264
James Martinelli	8,888	8,970	—	4,600	22,458

(3)	These values are based on the closing market price of the Company’s Common Stock on June 30, 2014 of $14.46 per share.

(4)	This column shows the number of unvested performance shares outstanding as of June 30, 2014, and consists of shares underlying the 2012 Performance Awards. The number of shares included for the 2012 Performance Awards are based on achieving performance goals at the target level. Mr. Creaturo’s 2013 performance share award was forfeited upon his last day of employment.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Option Exercises and Stock Vested

In Fiscal Year 2014

The following table provides information related to (1) stock options exercised by our NEOs in fiscal year 2014, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share awards in fiscal year 2014 and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Shares Vested
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#) (2)	Value Realized Upon Vesting ($) (3)
Francis J. Kramer	28,000	$128,262	48,128	$942,180
Vincent D. Mattera, Jr.	28,070	$188,129	22,960	$447,843
Mary Jane Raymond	—	—	—	—
Craig A. Creaturo	24,000	$212,937	19,006	$371,525
James Martinelli	16,000	$182,264	13,317	$252,763

(1)	The value realized upon exercise of this option award represents the difference between the market price of the underlying stock at exercise and the exercise price of the option multiplied by the number of shares underlying the option exercised.

(2)	Includes 23,020 of shares, 6,790 shares, 7,690 shares and 5,810 shares acquired by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli, respectively, upon the vesting of the 2011 Restricted Share Awards. Includes 2,000 shares acquired by Mr. Martinelli upon vesting in February 2014. Includes 25,108 shares, 16,170 shares, 11,316 shares and 5,507 shares acquired by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli, respectively, upon the vesting of the 2011 Performance Awards.

(3)	The value realized upon vesting of the 2011 Restricted Share Awards represents the closing stock price of $19.78 per share on August 20, 2013 (the closing stock price on the day prior to the vest date) multiplied by the number of shares acquired upon vesting. The value realized upon vesting of the 2012 Performance Awards represents the closing stock price of $19.37 per share on August 16, 2013 (the closing stock price on the day prior to the vest date) multiplied by the number of shares acquired upon vesting.

Non-Qualified Deferred Compensation

Fiscal Year 2014

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2014.

Name	Executive Contributions FY2014 ($) (1)		Registrant Contributions FY2014	Aggregate Earnings (Loss) in FY2014 ($) (6)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2014 ($) (7)
Francis J. Kramer	$695,931	(2)	$—	$(78,972)	$—	$4,992,011
Vincent D. Mattera, Jr.	$73,645	(3)	—	$(22,166)	—	$941,282
Mary Jane Raymond	$—		—	$—	—	$—
Craig A. Creaturo	$212,324	(4)	—	$(91,619)	—	$1,001,988
James Martinelli	$188,501	(5)	—	$(64,523)	—	$2,078,040

(1)	Eligible participants can elect to defer up to 100% of awards made under the Company’s GRIP and performance share and restricted stock awards.

(2)

Includes performance shares with a market value of $363,062, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Plan (which awards were reflected in the Summary Compensation Table for 2012) and restricted shares with a market value of $332,869, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011).

(3)	Includes restricted shares with a market value of $73,645, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011).

(4)	Includes $34,003 received as incentive compensation under the GRIP and deferred pursuant to the terms of the Deferred Compensation Plan (which amount is reflected in the Summary Compensations Table for 2014), performance shares with a market value of $122,722, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2012) and restricted shares with a market value of $55,599, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011).

(5)	Includes $24,857 received as incentive compensation under the GRIP and deferred pursuant to the terms of the Deferred Compensation Plan (which amount is reflected in the Summary Compensations Table for 2014), performance shares with a market value of $79,631, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2012) and restricted shares with a market value of $84,013, calculated using a closing price of $14.46 per share on June 30, 2014, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011).

(6)	Aggregate earnings include interest, dividends, capital gains (losses) and unrealized appreciation (depreciation) in the individual investments. The Deferred Compensation Plan is administered by a third party and provides for investment options similar to those under the Profit Sharing Plan with the exception that amounts under the Deferred Compensation Plan may be invested in the Company’s Common Stock. Performance share awards, restricted stock awards and other amounts that are deferred into the Company’s Common Stock must remain invested in the Company’s Common Stock and must be paid out in shares of Company’s Common Stock upon a qualifying distribution event.

(7)	All amounts shown in this column are reported for fiscal year 2014 or reported for previous fiscal years in the Summary Compensation Table, other than earnings or deferred amounts (which for this plan, are not required to be reported) and other than the difference between the actual value of performance share awards at payout and the fair value of performance share awards as reported for the year in which such awards were granted.

Potential Payments upon Change in Control and Employment Termination

Stock Options, Restricted Share Awards and Performance Share Awards

Pursuant to the terms of the 2012 Omnibus Plan, the Company’s stock option, performance share and restricted share awards accelerate and vest in their entirety immediately prior to a change in control. Stock options accelerate and vest in their entirety in the event of death or disability, and continue to vest as set forth in the applicable award upon retirement, as defined in the agreement. Performance share and restricted stock awards accelerate and vest in their entirety in the event of death disability or retirement, although performance awards only vest to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of service.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth for each of the NEOs the dollar amount that such NEO would have been entitled to receive as a result of the acceleration of vesting of unvested stock options, performance shares and restricted stock caused by (i) a change in control of the Company and (ii) the death, disability or retirement of the NEO, assuming the triggering event occurred on June 30, 2014. The values shown are calculated based on the closing price of the Company’s Common Stock on June 30, 2014 of $14.46 per share and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $14.46. These benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.

Named Executive Officer	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Change in Control ($)	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Death, Disability ($)
Francis J. Kramer	$1,829,016	$1,336,220
Vincent D. Mattera, Jr.	$980,677	$756,692
Mary Jane Raymond	$—	$—
James Martinelli	$463,160	$339,816

Mr. Creaturo has not been included in the table above due to his resignation before the end of fiscal 2014. The amounts received by Mr. Creaturo are discussed below.

Employment Agreements – Named Executive Officers

The following is an overview of the employment agreements the Company has entered into with its NEOs along with common definitions and terms applicable to all the employment agreements noted below.

Named Executive Officer	Employment Agreement Date
Francis J. Kramer	September 19, 2008
Vincent D. Mattera, Jr.	September 19, 2008
Mary Jane Raymond	March 20, 2014
James Martinelli	September 19, 2008

Common Definitions and Terms Used in our NEOs’ Employment Agreements

The following definitions and terms are used in all of the NEOs’ employment agreements:

•

“Cause” means a determination by our Board of Directors, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his duties and responsibilities with us under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO, or a plea of “guilty” or “no contest” to a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•

“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the Company’s voting power or the entity owning or controlling us or (B) individuals who comprise our Board of Directors immediately prior to such transactions cease to be at least a majority of the members of our Board of Directors or of an entity controlling us; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board of Directors consists of persons who were not nominated for election by or on behalf of our Board of Directors or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•

“Good Reason” means without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation; (iii) a material increase in the amount of the NEO’s business travel which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result of overall benefits to such NEO being significantly reduced; or (v) the relocation of the NEO to a facility or a location more than fifty (50) miles from the Saxonburg, Pennsylvania facility.

Employment Agreement – Mr. Kramer

Mr. Kramer’s employment agreement provides for a current annual base salary of $647,000, with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreement also provides Mr. Kramer with other benefits which are routinely provided to the employees of the Company, including participation in the 2012 Omnibus Plan.

If Mr. Kramer’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs and bonuses that would have been paid to him had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Mr. Kramer dies or becomes totally disabled. In the event that Mr. Kramer terminates employment other than for Good Reason, he will receive accrued salary and bonuses on a pro-rata basis to the date of termination.

If the Company terminates his employment without Cause or if Mr. Kramer terminates employment for Good Reason, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after Mr. Kramer’s execution of a release, the Company will pay to him severance in an amount equal to two (2) multiplied by his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three (3) fiscal years divided by three (3). The severance will be paid no later than sixty (60) days after the date of termination after the expiration of any applicable revocation periods set forth in the release. The Company also will pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to eighteen (18) months and also will pay, no later than 60 days after the date of termination, a lump sum cash payment of $15,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

If Mr. Kramer’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will also pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position.

If the Company determines that any part of the compensation to be paid to Mr. Kramer would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times his base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

In addition to the termination payment described above, the Company has also agreed to provide Mr. Kramer with life insurance coverage in an amount equal to two (2) times his annual base salary and to provide long-term disability benefits equal to 60% of his annual base salary in excess of $200,000 until the age of 66 as a supplemental disability benefit.

Mr. Kramer is subject to the terms of an employee invention, confidentiality, two (2)-year non-solicitation and non-competition agreement with the Company that survives the termination of his employment. If he engages in activities that violate these covenants, he will have no right to any unpaid severance benefits.

The following table summarizes the estimated severance payments that Mr. Kramer would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2014 under any of the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$1,807,500	$3,485,520
Health Benefits	$—	$—	$15,750	$15,750
Life Insurance	$—	$—	$3,800	$3,800
Post-termination Benefits	$—	$—	$15,000	$40,000

	$—	$—	$1,842,050	$3,545,070

Employment Agreements – Dr. Mattera, Ms. Raymond and Mr. Martinelli

As of August 15, 2014, an amended and restated employment agreement has been entered into with Dr. Mattera and employment agreements have been entered into with Ms. Raymond and Mr. Martinelli, which provide for their current annual base salaries of $412,000, $300,000 and $310,000, respectively, and the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreements also provide each of these NEOs with other benefits that are routinely provided to the employees of the Company including participation in the 2012 Omnibus Plan and bonus plans.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

If the employment of any of these NEOs is terminated by the Company without Cause or by him or her for Good Reason, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after such NEO’s execution of a release, the Company will pay to the NEO severance in an amount equal to nine (9) months of the monthly salary which the NEO is receiving at the time of separation. The severance will be paid no later than sixty (60) days after the date of termination. The Company also will pay the premiums for such NEO’s health insurance coverage for a period of up to nine (9) months.

If the employment of any of these NEOs is terminated by the Company without Cause or by him or her for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to the NEO severance in an amount equal to 2.99 multiplied by Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for such NEO’s health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $20,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the Company determines that any of the compensation to be paid to any of these NEOs would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times their base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

The following tables summarize the estimated severance payments that Dr. Mattera, Ms. Raymond and Mr. Martinelli would have been entitled to receive assuming that a termination of their employment occurred as of June 30, 2014 under any of the circumstances described below.

Vincent D. Mattera, Jr.

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$300,000	$1,812,330
Health Benefits	$—	$—	$7,650	$15,030
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$307,650	$1,847,360

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Mary Jane Raymond

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$—	$—
Health Benefits	$—	$—	$—	$—
Post-termination benefits	$—	$—	$—	$—

	$—	$—	$—	$—

James Martinelli

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$232,500	$1,406,917
Health Benefits	$—	$—	$8,775	$17,550
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$241,275	$1,444,467

Craig A. Creaturo

Mr. Creaturo did not receive any severance payments upon his resignation.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

ADVISORY VOTE TO APPROVE THE COMPANY’S 2014

NAMED EXECUTIVE OFFICER COMPENSATION

(PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our NEOs for fiscal year 2014, as disclosed in this Proxy Statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2014 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section of this Proxy Statement, the Summary Compensation Table and the related compensation tables and narrative following the Compensation Discussion and Analysis section. At the Company’s 2011 Annual Meeting of Shareholders, shareholders voted to hold an annual advisory vote to approve executive compensation.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies;

•	Mitigating risk; and

•	Aligning executives’ interests with those of our shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and the related compensation tables and narrative following the Compensation Discussion and Analysis section of this Proxy Statement. This information provides detailed information regarding our executive compensation program, policies and processes, as well as the compensation paid to our named executive officers.

The Board of Directors requests that shareholders vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of II-VI Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors of the Company unanimously recommends a vote FOR the approval, on a non-binding advisory basis, of the Company’s 2014 named executive officer compensation as disclosed in this Proxy Statement.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2014, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under NASDAQ’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual report, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended June 30, 2014, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (PCAOB) relating to communication with audit committees.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP their independence from the Company.

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Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Audit Committee

Wendy F. DiCicco, Chair

Joseph J. Corasanti

Thomas E. Mistler

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APPROVAL OF THE AMENDED AND RESTATED II-VI INCORPORATED 2012 OMNIBUS INCENTIVE PLAN

(PROPOSAL 3)

General

The Company’s current 2012 Omnibus Plan, approved by the Company’s shareholders at the 2012 Annual Meeting on November 2, 2012, allows for the grant of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares and/or performance units by the Company in an aggregate amount not to exceed 1,900,000 shares of Common Stock. In addition, shares forfeited under the Company’s prior 2009 Omnibus Plan (the “2009 Plan”) as a result of forfeited stock option awards may be added to the total share availability under the 2012 Omnibus Plan. A total of 6,036,691 shares may become available under the 2012 Omnibus Plan as a result of such forfeitures under the 2009 Plan.

On August 14, 2014, upon recommendation of the Compensation Committee, the Company’s Board of Directors unanimously adopted, subject to approval of the shareholders of the Company, amending the Company’s 2012 Omnibus Plan to increase the number of shares available for issuance under the 2012 Omnibus Plan by 3,000,000 shares, from 1,900,000 to 4,900,000 (not including forfeitures). The shareholders are being asked to vote on this Proposal 3 to approve the amended and restated version of the 2012 Omnibus Plan (referred to in this section as the “Amended 2012 Plan”), which increases the number of shares available under the 2012 Omnibus Plan to 4,900,000 (not including forfeitures). The proposed increase in the number of shares available for issuance to 4,900,000 is the only change being proposed to the 2012 Omnibus Plan.

If our shareholders approve this Proposal, the Amended 2012 Plan will become effective following our Annual Meeting. Under the Amended 2012 Plan a total of 4,900,000 shares would be authorized for issuance. This reflects an increase in the number of shares of our common stock available for award grants under the 2012 Omnibus Plan by an additional 3,000,000 shares (from a current maximum aggregate share limit of 1,900,000 shares to a new maximum aggregate share limit of 4,900,000 shares(not including forfeitures)). Of the 1,900,000 shares previously reserved for issuance, 1,242,317 remained available for issuance as of June 30, 2014.

Outstanding Equity Awards

As of June 30, 2014, a total of 5,820,769 shares of common stock were subject to outstanding awards under the 2012 Omnibus Plan, which amount includes forfeited shares under the 2009 Plan. Of the total number of shares of our common stock that were subject to outstanding awards under the 2012 Omnibus Plan as of June 30, 2014, approximately 22 percent were subject to awards held by our current NEOs, approximately 65 percent were subject to awards held by Company employees other than current NEOs, and 13 percent were held by non-employee directors.

As of June 30, 2014, under all of the Company’s equity compensation plans there were:

•

a total of 4,704,554 shares of the Company’s common stock subject to outstanding options (with a weighted-average exercise price of $16.37 per share and a weighted-average contractual term of 5.5 years);

•	a total of 1,116,215 shares subject to outstanding restricted stock and other full-value awards; and

•	a total of 1,242,317 shares available for future award grants under the 2012 Omnibus Plan.

The above bullets reflect outstanding performance-based awards based on the maximum number of shares that may be delivered pursuant to the award, regardless of whether the award’s goals have been established.

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Dilution and Burn Rate

The Company measures dilution as the total number of shares subject to equity awards granted less cancellations and other shares returned to the share reserve, divided by total common shares outstanding at the end of our fiscal year. The potential dilution from the proposed additional 3,000,000 shares of our common stock represents 4.88% percent of our issued and outstanding common stock as of June 30, 2014.

Assuming that aggregate equity awards are granted at levels consistent with recent historical practices and further assuming that the Company’s stock price increases at a rate consistent with recent years, then we generally expect that the share reserve under the Amended 2012 Plan should be sufficient to cover the Company’s projected stock grants for a period of approximately three years.

The Compensation Committee actively manages our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. Our burn rate for fiscal 2014 was 1.5%. An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding at the end of the fiscal year). Our overhang as of June 30, 2014 was 11.5%. If the Amended 2012 Plan is approved, our overhang as of that date would increase to 16.4% and then would be expected to decline over time.

The Compensation Committee and Board of Directors considered multiple factors in evaluating its approval of the Amended 2012 Plan, which included discussion with and input from Company management and the Compensation Committee’s outside consultant, to assist in determining acceptable and targeted levels of dilution; competitive data derived from relevant peer companies; the current and future accounting expense associated with the Company’s equity award practices, and input from the Company’s shareholders and shareholder advisory firms like Institutional Shareholder Services (“ISS”).

Request for Shareholder Approval

We grant equity awards under the 2012 Omnibus Plan because we believe that it is in our shareholders’ best interests to include equity awards, denominated in shares of common stock or with a value derived from the value of our common stock, as a component of the overall pay package for our executives and select employees because such awards align the interests of award holders with those of our shareholders. The Board of Directors has concluded that amending the 2012 Omnibus Plan is necessary in order to maintain the availability of incentives and rewards as a vehicle for securing the advantages of incentive and the sense of proprietorship inherent in stock ownership with respect to directors, officers, key employees, consultants and independent contractors who are responsible for the Company’s continued growth, development and future success and assisting the Company’s efforts to recruit, retain and motivate high-quality employees. We believe the number of shares of our common stock currently available for new award grants under the 2012 Omnibus Plan does not give us sufficient authority and flexibility to adequately provide for future incentives.

The affirmative vote of a majority of the total outstanding shares of Common Stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the Amended 2012 Plan. If shareholders do not approve this Proposal 3, the amendment described above will not be effective but the other terms and conditions of the 2012 Omnibus Plan will continue in effect.

The Board of Directors of the Company unanimously recommends a vote FOR the approval of the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan.

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Summary Plan Description

The following is a summary of the key provisions of the Amended 2012 Plan, as it would become effective if the shareholders approve this Proposal 3. This summary does not purport to be a complete statement of the Amended 2012 Plan and is qualified in its entirety by reference to the full text of the Amended and Restated II-VI Incorporated 2012 Omnibus Plan, a copy of which is attached hereto as Appendix A. Any shareholder of the Company may obtain a copy of the Amended 2012 Plan document by sending a written request to the Company’s Corporate Secretary as described in this Proxy Statement.

Administration. The Amended 2012 Plan is administered by the Compensation Committee or its successor (the “Plan Administrator”), provided that the Board of Directors may at any time act as the administrator of the Amended 2012 Plan. Subject to the terms of the Amended 2012 Plan and applicable law, the Plan Administrator has full power and discretionary authority to decide all matters relating to the administration and interpretation of the Amended 2012 Plan, including without limitation the authority to make determinations with respect to the persons who shall be granted awards under the Amended 2012 Plan, as well as the amount, timing and conditions of such awards.

Delegation. Except to the extent prohibited by applicable law or regulation, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time. The Compensation Committee may also, except to the extent prohibited by applicable law or regulation, delegate all or any portion of its ministerial responsibilities under the Amended 2012 Plan to any person or persons selected by it, and may revoke such delegation at any time and may, with respect to participants whom the Compensation Committee determines are not likely to be subject to Code Section 162(m), delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company, provided that the Committee must have fixed the total number of shares subject to such awards.

Awards Available. Awards under the Amended 2012 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares or performance units in any combination thereof. The maximum number of shares as to which awards may be granted under the 2012 Omnibus Plan, as amended and restated, will be 4,900,000 shares of Common Stock. In addition, shares forfeited under the Company’s prior 2009 Omnibus Plan may be added to the total share availability under the Amended 2012 Plan. A total of 6,036,691 shares may become available under the 2012 Omnibus Plan as a result of such forfeitures under the 2009 Plan. This reserved share amount, as amended, is subject to adjustments by the Plan Administrator as provided in the Amended 2012 Plan for stock splits, stock dividends, recapitalization and other similar transactions or events. Shares of Common Stock issued under the Amended 2012 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company.

Eligibility. Employees of the Company and its subsidiaries, nonemployee directors and consultants may be selected by the Plan Administrator to receive awards under the Amended 2012 Plan. The benefits or amounts that may be received by or allocated to participants under the Amended 2012 Plan will be determined at the discretion of the Plan Administrator.

Types of Awards

1.	Stock Options. Stock options entitle the optionee to purchase shares of Common Stock of the Company at a price equal to or greater than the fair market value per share on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. No stock option may be exercised more than 10 years from the date of grant.

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2.	Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Plan Administrator and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s Common Stock on the date the rights are exercised. The base price must not be less than the fair market value of the Company’s Common Stock on the date the right is granted. The Plan Administrator may grant “tandem” stock appreciation awards in connection with an option or “free-standing” stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than 10 years from the date of grant.

3.	Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares of Common Stock in consideration for the performance of services. An award of restricted share units represents the right to receive either (as the Plan Administrator determines) a specific number of shares of Common Stock or cash or other consideration equal to the fair market value of a share of Common Stock, as determined in accordance with the terms of the Amended 2012 Plan. Restricted shares and restricted share units issued by the Company will be issued subject to certain terms, conditions and restrictions described in the applicable award agreements evidencing such awards including, but not limited to, the recipient’s continued employment or performance of services for the Company. A recipient of restricted shares is immediately entitled to voting, dividend and other ownership rights in such shares, subject to the discretion of the Plan Administrator. The Plan Administrator may, in its sole discretion, also grant dividend equivalents to restricted share unit recipients, which may either be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock.

4.	Deferred Shares. An award of deferred shares represents the right to receive a specific number of shares of Common Stock at the end of a specified deferral period. During the deferral period, the participant is not entitled to vote or receive dividends on the shares of Common Stock subject to the award, but the Plan Administrator may provide for the payment of dividend equivalents on a current or deferred basis.

5.	Performance Shares and Performance Units. A performance share is the equivalent of one share of Common Stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives that must be achieved within a specified period (the “performance period”) in order for the performance shares to be earned. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units (at or above the target level based upon the actual performance, as determined in accordance with a predetermined formula). If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator.

Performance Objectives. The Amended 2012 Plan provides that grants of performance shares, performance units or, when determined by the Plan Administrator, options, deferred shares, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross revenue, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measure/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of

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Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. If the Plan Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the performance objectives unsuitable, the Plan Administrator may modify upward or downward the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Plan Administrator deems appropriate and equitable; provided, however, that (i) no such adjustment may be authorized to the extent that such authority would be inconsistent with the Amended 2012 Plan or any award meeting the requirements (or an applicable exception thereto) of Section 162(m), Section 409A or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Award, the Plan Administrator shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Transferability. No awards granted under the Amended 2012 Plan or any right thereto are assignable or transferable by a participant except by will or by the laws of descent and distribution any options or stock appreciation rights issued under the Amended 2012 Plan are exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Amended 2012 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Amended 2012 Plan. In the case of restricted shares, the deferral may be effected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares of Common Stock.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits to participants intended to be made available under the Amended 2012 Plan, then the Plan Administrator has the authority to make certain equitable adjustments to the Amended 2012 Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and stock appreciation rights granted thereunder; or (iii) the kind of shares covered by the Amended 2012 Plan (including shares of another issuer). Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the Amended 2012 Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to the Amended 2012 Plan which would compromise the plan’s compliance with Sections 422(b)(1), 162(m) and/or 409A of the Code.

Plan Amendment. The Amended 2012 Plan may be amended from time to time by the Board of Directors; provided however, that the Board of Directors may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the Amended 2012 Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the Amended 2012 Plan or

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the Amended 2012 Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the Plan or such awards with Section 409A of the Code, regardless of whether such modification, amendment or termination of the Plan will adversely affect the rights of a participant under the Plan or an award agreement.

Plan Termination. The Amended 2012 Plan will terminate on the tenth anniversary of the date that the original 2012 Omnibus Plan was approved by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

New Plan Benefits

The future benefits that will be awarded or paid under the Amended 2012 Plan are not currently determinable. Awards granted under the Amended 2012 Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Because our executive officers and directors will be eligible to receive awards under the Amended 2012 Plan, they may be deemed to have a personal interest in the adoption of this Proposal 3.

Aggregate Past Grants Under the Omnibus 2012 Plan

The table below shows, as to each NEO and the various groups indicated, the aggregate number of shares of Company common stock subject to option grants, restricted stock grants and performance share awards under the 2012 Omnibus Plan since the Plan’s inception through June 30, 2014.

	Number of Options Granted	Number of Restricted Shares Granted	Number of Performance Shares Awarded at Maximum (1)
NAMED EXECUTIVE OFFICERS:
FRANCIS J. KRAMER	90,870	20,500	68,160
VINCENT D. MATTERA, JR.	41,310	8,400	30,980
JAMES MARTINELLI	22,740	6,200	17,060
CRAIG A. CREATURO	28,830	—	21,640
MARY JANE RAYMOND	30,000	15,000	—
All Executive Officers as a group ([five] persons)	213,750	50,100	137,840
All NON-EXECUTIVE Directors as a group ([seven] persons)	57,890	28,945
All Employees, excluding Executive Officers	340,540	144,715	73,960

(1)	Amount reflects maximum number of shares that could be earned in connection with the grant of the 2013 Performance Share Awards under the 2012 Omnibus Plan for which the performance period is ongoing.

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U.S. Tax Consequences

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the Amended 2012 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant. Notwithstanding any provision of the Amended 2012 Plan or an award agreement to the contrary, if any award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Amended 2012 Plan and any applicable award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

Nonqualified Stock Options and Stock Appreciation Rights. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. The holder of a stock appreciation right will not normally realize any taxable income upon the grant of the stock appreciation right. Upon the exercise of a stock appreciation right, the person exercising the stock appreciation right will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the stock appreciation right, the fair market value of such shares as of the exercise date. The Company will generally be entitled to a tax deduction for compensation paid in the same amount that the holder of the stock appreciation right realizes as ordinary income. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

Incentive Stock Options. Options issued and designated as incentive stock options are intended to qualify under Code Section 422. Under the provisions of Code Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an incentive stock option, nor is the Company entitled to any deduction. The exercise of an incentive stock option is also not a taxable event, although the difference between the option price and the fair market value of the option stock on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of stock acquired upon exercise of an incentive stock option depends, in part, on whether the stock is held for at least two years from the date the option was granted and at least one year from after the date the stock was transferred to the optionee. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or

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loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Stock and Restricted Stock Units. Upon the grant of restricted stock, the participant will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock on that date (less the price paid, if any, for such stock). Alternatively, the participant may elect, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the stock on the date of grant even though such stock may remain subject to restrictions on transfer and risks of forfeiture. If the election has been properly made, when the vesting and forfeiture restrictions lapse, no compensation will be includable in gross income. Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock. If, however, the stock is forfeited prior to becoming vested, the tax paid in connection with making an 83(b) Election is not directly recoverable. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. In either event, at the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount.

Deferred Shares. A participant of a deferred share award will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. Rather, when the deferred shares are paid, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the participant. When the participant recognizes ordinary income upon receipt of the deferred shares, the Company generally will be entitled to a tax deduction in the same amount.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received. When the participant recognizes ordinary income upon payment of the performance shares and /or units, the Company generally will be entitled to a tax deduction in the same amount.

Limitations on Company’s Deductions; Consequences of Change in Control. With certain exceptions, Code Section 162(m) limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s chief executive officer and its three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). The Company believes that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Amended 2012 Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such stock options, stock appreciation rights and performance awards. However, with respect to compensation attributable to restricted stock and restricted stock units, deferred share awards, stock awards, other stock-based awards and performance awards (not intended to be treated as qualified performance-based compensation as defined in the Code), the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed.

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In addition, if a change in control of the Company causes awards under the Amended 2012 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. Section 409A of the Code generally became effective on January 1, 2005 and potentially applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A (or satisfy an exception thereto), the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards under the Amended 2012 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Amended 2012 Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to our equity compensation plans that are currently in effect as of June 30, 2014.

As of June 30, 2014:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,036,734	(1)	$16.37	(2)	1,242,317
Equity compensation plans not approved by security holders	—		—		—

Total	5,036,734		$16.37		1,242,317

(1)	Represents outstanding awards pursuant to the Company’s 2012 Omnibus Plan and includes both vested and unvested options, as well as 332,180 of outstanding performance share awards at target level of performance. Amount does not include 784,035 shares underlying outstanding restricted stock awards.

(2)	Does not take into account the outstanding performance share awards.

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RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Audit Committee’s selection of Ernst & Young LLP (EY) as the Company’s independent registered public accountants for fiscal year 2015. The affirmative vote of a majority of the total outstanding shares of Common Stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify such selection. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2015.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2014 and 2013:

	2014	2013
Audit Fees (1)	$1,371,400	$1,016,500
Audit-Related Fees (2)	7,000	—

Total Fees	$1,378,400	$1,016,500

(1)	Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and audit fees for the Company’s statutory audit requirements.

(2)	Includes fees associated with agreed-upon procedures associated with a filing with the Pennsylvania Department of Environmental Protection Agency.

The Audit Committee pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

II-VI INCORPORATED	2014 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of the Company’s Common Stock the notice of meeting, this Proxy Statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no reports were required, the Company’s directors, executive officers and more than ten percent shareholders timely filed all reports due under Section 16(a) for the period from July 1, 2013 through June 30, 2014, except that Carl J. Johnson filed one late report on June 18, 2014 to report a sale of 10,000 shares, and Marc Y.E. Pelaez filed one late report on September 6, 2013 to report the sale of 3,950 shares.

Shareholder Proposals

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2015 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 23, 2015. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2015 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by Mr. German at the above address no later than the close of business on May 23, 2015 and no earlier than the close of business on April 23, 2015 (with respect to board nominees) and no later than the close of business on July 4, 2015 and no earlier than the close of business on June 4, 2015 (with respect to proposals for other business). Otherwise such proposals will be considered untimely.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Annual Report on Form 10-K of the Company for fiscal year 2014, as filed with the Securities and Exchange Commission, is being furnished with this Proxy Statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits by writing to Mary Jane Raymond, Chief Financial Officer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling (724) 352-4455. As noted previously, this Proxy Statement and the Annual Report to Shareholders has been posted on the Internet at www.proxyvote.com.

II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by II-VI Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to II-VI Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78184-P55418	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

II-VI INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 THROUGH 4.
Vote on Directors
1.	Election of two Class III Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2017.
	Nominees:	For	Against	Abstain
	1a. Thomas E. Mistler	☐	☐	☐
	1b. Joseph J. Corasanti	☐	☐	☐
Vote on Other Proposals						For	Against	Abstain
2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2014;					☐	☐	☐
3.	Approval of an amendment and restatement of the II-VI Incorporated 2012 Omnibus Incentive Plan to increase the number of shares available for grant; and					☐	☐	☐
4.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.					☐	☐	☐
PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 7, 2014: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please date, sign and mail your Proxy card back as soon as possible!

M78185-P55418

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II-VI INCORPORATED Annual Meeting of Shareholders
November 7, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Francis J. Kramer and Marc Y. E. Pelaez or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 3, 2014 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on November 7, 2014 at 1:30 p.m. local time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the two Class III Directors (Proposal Number 1) FOR ALL the nominees listed, FOR Proposal Number 2, FOR Proposal Number 3 and FOR Proposal Number 4.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)